UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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LANTHEUS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 15, 2019

To Our Stockholders:

We cordially invite you to attend Lantheus Holdings, Inc.’s 2019 Annual Meeting of Stockholders, to be held on Wednesday, April 24, 2019 at 11:00 a.m. (Eastern Time) at the DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730.

The Notice of Internet Availability of Proxy Materials and the proxy statement that follow describe the business to be conducted at the meeting.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. On behalf of the Board of Directors, thank you for your continued investment in our company.

Sincerely,

Brian Markison

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Wednesday, April 24, 2019
Time:	11:00 a.m. (Eastern Time)
Place:	DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730

We are holding our 2019 Annual Meeting of Stockholders for the following purposes, which are described in more detail in the proxy statement, to:

1.	elect three Class I directors to the Board of Directors;

2.	approve an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 825,000 shares; and

3.	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

At the meeting, we will also transact any other business as may properly come before the meeting or any adjournment or postponement thereof. Only stockholders of record as of the close of business on February 26, 2019 will be entitled to attend and vote at the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of our proxy materials and our 2018 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. This process allows us to provide our stockholders with the information they need on a timelier basis, while lowering the costs of printing and distributing our proxy materials and reducing the environmental impact.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The proxy statement includes instructions on how to vote, including by Internet and telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the Board of Directors,

Michael P. Duffy

Senior Vice President, General Counsel and Secretary

March 15, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on April 24, 2019.

The Lantheus Holdings, Inc. Proxy Statement and Annual Report are available at  http://www.proxydocs.com/lnth.

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2019

GENERAL INFORMATION

The Board of Directors (the “Board”) is making this proxy statement available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board for our 2019 Annual Meeting of Stockholders to be held on Wednesday, April 24, 2019 at 11:00 a.m. (Eastern Time) at the DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730, and any adjournment or postponement of that meeting (the “Annual Meeting”). If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about March 15, 2019.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON APRIL 24, 2019:

This Proxy Statement, the accompanying proxy card or voting instruction card and our 2018 Annual Report on Form 10-K are each available at http://www.proxydocs.com/lnth.

In this proxy statement, unless the context requires otherwise, the words “Lantheus,” “Company,” “we,” “us” and “our” refer to Lantheus Holdings, Inc. and its subsidiaries. The mailing address of our principal executive offices is Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862.

In this proxy statement, we indicate that certain materials are available on our Investor Relations website at http://investor.lantheus.com. The information on our website is not part of, and is not incorporated into, this proxy statement.

EXPLANATORY NOTE

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are, therefore, permitted to, and we intend to rely on, exemptions from certain disclosure requirements applicable to other public companies. For example, we are not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis.

We will remain an emerging growth company until December 31, 2020 unless, prior to that time, we (i) have more than $1.07 billion in annual revenue, (ii) have a market value for our common stock held by non-affiliates of more than $700 million as of the last day of our second fiscal quarter of the fiscal year when a determination is made that we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) issue more than $1 billion of non-convertible debt over a three-year period.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.

What are the Proxy Materials?

The “Proxy Materials” consist of the Notice, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and (if you request paper copies) a proxy card/voting instruction form.

What items will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are three proposals to be voted on at the Annual Meeting, to:

1.	elect three Class I directors to the Board of Directors;

2.	approve an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 825,000 shares; and

3.	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by the Board will have discretion to vote on those matters.

The Board of Directors recommends that you vote

“FOR” each of the nominees in Proposal 1 and

“FOR” Proposals 2 and 3.

Who may vote at the meeting?

Holders of shares of our common stock (“Shares”) as of the close of business on February 26, 2019 (the “Record Date”) may vote at the Annual Meeting.

How many Shares may be voted at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 38,628,501 Shares entitled to vote at the Annual Meeting.

How many votes do I have?

Holders of our common stock are entitled to one vote for each Share held as of the Record Date.

What vote is required for each proposal?

•

Under Delaware law and our bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of Class I directors. This means that the three nominees receiving the largest number of “FOR” votes will be elected as Class I directors. We do not have cumulative voting. Also see “Proposal 1: Election of Directors – Majority Voting Policy to Take Effect at Next Meeting.”

•	The approval of an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of Shares reserved for issuance will be determined by a majority of the votes cast.

•	The ratification of the Company’s independent registered public accounting firm will be determined by a majority of the votes cast.

How are abstentions and broker non-votes counted?

Abstentions (that is, Shares present at the meeting in person or by proxy that are voted “ABSTAIN”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast “FOR” or “AGAINST.”

What is the difference between a stockholder of record and a beneficial owner of Shares held in street name?

Stockholder of Record. If your Shares are registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.”

Beneficial Owner of Shares Held in Street Name. If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a “beneficial owner of Shares” held in “street name.” In that case, the organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the Shares you hold in your account.

How do stockholders of record vote?

There are four ways for stockholders of record to vote:

•

Via the Internet. You may vote via the Internet until 5:00 p.m. (Eastern Time) on April 23, 2019, which is the day before the Annual Meeting, by visiting www.proxydocs.com/lnth and entering the unique control number for your Shares located on the proxy card/voting instruction form.

•

By telephone. You may vote by phone until 5:00 p.m. (Eastern Time) on April 23, 2019, which is the day before the Annual Meeting, by calling 866-240-5317. You will need the unique control number for your Shares located on the proxy card/voting instruction form.

•

By mail. You may vote by filling out, signing and dating the enclosed proxy card and returning it in the envelope provided. The completed proxy card must be received by the close of business on April 23, 2019, which is the day before the Annual Meeting.

•	In person. You may also vote your Shares in person by completing a ballot at the Annual Meeting.

How do beneficial owners of Shares held in street name vote?

If you hold your Shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow the instructions of the organization that holds your Shares.

Can I change my vote after submitting a proxy?

Stockholders of record may revoke their proxy before the Annual Meeting by delivering to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Corporate Secretary, a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the Internet or by telephone or by attending and voting in person at the Annual Meeting.

Street name stockholders who wish to change their votes should contact the organization that holds their Shares.

If I hold Shares in street name through a broker, can the broker vote my shares for me?

If you hold your Shares in street name and you do not vote, the broker or other organization holding your Shares can vote on certain “routine” proposals but cannot vote on other proposals.

•

Proposal 1 (election of Class I directors) is not considered a “routine” proposal. If you hold Shares in street name and do not vote on Proposal 1, then your Shares will be counted as “broker non-votes” for that proposal.

•

Proposal 2 (amendment of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan) is not considered a “routine” proposal. If you hold Shares in street name and do not vote on Proposal 2, then your Shares will be counted as “broker non-votes” for that proposal.

•

Proposal 3 (ratification of the Company’s independent registered public accounting firm) is considered a “routine” proposal. If you hold Shares in street name and do not vote on Proposal 3, then your Shares may be voted by your broker or other organization holding your Shares.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Members of the Board, officers and employees and, potentially, Alliance Advisors, a third party proxy solicitor, may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. If we decide to retain a third party proxy solicitor, we would not expect to pay it more than $10,000 for any proxy solicitation services it renders. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions. If you choose to access the Proxy Materials or vote over the Internet, you are responsible for any Internet access charges that you may incur.

What do I need to do if I want to attend the meeting?

You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your Shares as of the Record Date. You should also bring photo identification. If you hold your Shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your Shares in order to obtain a legal proxy from that organization.

Where can I find voting results?

We will file a Current Report on Form 8-K with the SEC to report the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of the Proxy Materials may be sent to multiple stockholders in your household. If you hold your Shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker or other organization that holds your Shares.

Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Investor Relations.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company,” as defined in the JOBS Act, and we are, therefore, permitted to, and we intend to rely upon, exemptions from certain disclosure requirements applicable to other public companies. For example, we are not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis.

We will remain an emerging growth company until December 31, 2020 unless, prior to that time, we (i) have more than $1.07 billion in annual revenue, (ii) have a market value for our common stock held by non-affiliates of more than $700 million as of the last day of our second fiscal quarter of the fiscal year when a determination is made that we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Exchange Act or (iii) issue more than $1 billion of non-convertible debt over a three-year period.

Who should I contact if I have additional questions?

You can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Investor Relations. Stockholders who hold their Shares in street name should contact the organization that holds their Shares for additional information on how to vote.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is currently comprised of ten directors. In accordance with our Amended and Restated Certificate of Incorporation (our “Charter”), our Board consists of three classes: Class I, Class II and Class III, with terms expiring in 2019, 2020 and 2021, respectively. Ms. Mary Anne Heino, Mr. Samuel Leno and Dr. Derace Schaffer are the Class I directors whose terms expire at the Annual Meeting. Our Board has nominated, and stockholders are being asked to elect, Ms. Heino, Mr. Leno and Dr. Schaffer for three-year terms expiring at our 2022 Annual Meeting of Stockholders. If elected, each of the nominees will hold office until our 2022 Annual Meeting of Stockholders and a successor is duly elected and qualified or until her or his earlier death, resignation or removal.

The persons named as proxies will vote to elect each of these three nominees, unless a stockholder indicates that his or her Shares should be withheld with respect to any one or more of these nominees.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. We do not expect that any of the nominees will be unavailable or will decline to serve.

In determining that each director should be nominated for election, the Board considered her or his service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under “Corporate Governance—Executive Officers and Directors” and the criteria and diversity policy described under “Director Nomination Process and Diversity Policy.”

Vote Required

Under Delaware law and our bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of Class I directors. This means that the three nominees receiving the largest number of “FOR” votes will be elected as Class I directors. We do not have cumulative voting.

Majority Voting Policy To Take Effect at Next Annual Meeting

On October 18, 2018, upon the recommendation of our Nominating and Corporate Governance Committee, our Board adopted a majority voting policy, providing that in the case of an uncontested election of directors in which a director nominee does not receive votes affirmatively cast “FOR” his or her election or re-election in excess of 50% of the number of votes cast with respect to that nominee’s election or re-election, that director will contingently tender his or her resignation, which, in accordance with the majority voting policy, the Board may in its sole discretion elect to accept. The majority voting policy will take effect beginning with the election of our Class II directors at our annual stockholders meeting in 2020.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR

NOMINEES IN THIS PROPOSAL 1.

CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth information regarding our current executive officers and directors, including their ages as of the date of this proxy statement.

Name	Age	Position
Brian Markison	59	Non-Executive Chairman of the Board of Directors
James C. Clemmer	54	Director
Samuel Leno	73	Director
Julie McHugh	54	Director
Gary J. Pruden	57	Director
Kenneth J. Pucel	52	Director
Dr. Frederick Robertson	63	Director
Dr. Derace Schaffer	71	Director
Dr. James H. Thrall	75	Director
Mary Anne Heino	59	President and Chief Executive Officer; Director
Robert J. Marshall, Jr.	52	Chief Financial Officer
John Bolla	49	Senior Vice President, Technical Operations
Michael Duffy	58	Senior Vice President, Law and Public Policy, General Counsel and Secretary
Sarah Le Roy	50	Senior Vice President, Human Resources
Etienne Montagut	44	Senior Vice President, Corporate Development
Dr. Cesare Orlandi	68	Chief Medical Officer
Simon Robinson	59	Senior Vice President, Research and Pharmaceutical Development
Carol Walker	56	Senior Vice President, Quality

Brian Markison is the Non-Executive Chairman of the Board and Chair of the Financing and Strategy Committee. Mr. Markison joined the Board in September 2012 and was elevated to Chairman in January 2013. Mr. Markison has been a Healthcare Industry Executive for Avista Capital Partners since September 2012. Mr. Markison is a seasoned executive with more than 30 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. He is currently the Chief Executive Officer and a Director of Osmotica Holdings, S.C.Sp., after serving as Executive Chairman of one of its predecessor companies, Vertical/Trigen Holdings, LLC. Previously, he held the position of President and Chief Executive Officer and member of the Board of Directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology, prior to its sale to Sandoz, the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairman and Chief Executive Officer of King Pharmaceuticals, which he joined as Chief Operating Officer in March 2004, and was promoted to President and Chief Executive Officer later that year and elected Chairman in 2007. Prior to joining King, Mr. Markison held various senior leadership positions at Bristol-Meyers Squibb, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. Mr. Markison also serves on the Board of Directors of National Spine Centers LLC, on the Board of Directors of Braeburn Pharmaceuticals, and on the Board of Directors of Cosette Pharmaceuticals. He is also a Director of the College of New Jersey. Mr. Markison holds a Bachelor of Science degree from Iona College. Mr. Markison was chosen as a Director because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

James C. Clemmer is a Director and a member of the Audit Committee and the Compensation Committee, serving on the Board since July 2015. He is a seasoned industry executive with more than 25 years of operational, manufacturing, marketing and business development experience with global healthcare product companies. Mr. Clemmer is President and Chief Executive Officer of AngioDynamics Inc., a medical device manufacturer based in Latham, New York. He previously served as President of the Medical Supplies segment at Covidien plc, directing strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories. In addition, Mr. Clemmer managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business. Mr. Clemmer is a graduate of the Massachusetts College of Liberal Arts. Mr. Clemmer served as a trustee to the college and as Interim President. Mr. Clemmer was chosen as a Director because of his strong commercial and operational management background and extensive experience in the healthcare industry.

Samuel Leno is a Director and the Chairperson of the Audit Committee and member of the Financing and Strategy Committee, serving on the Board since May 2012. Mr. Leno is a strategic executive with more than 40 years of experience with complex multinational companies. He most recently held the positions of Executive Vice President and Chief Operations Officer at Boston Scientific. He previously served as Executive Vice President, Finance and Information Systems and Chief Financial Officer. He retired from Boston Scientific in December 2011. Prior to joining Boston Scientific, Mr. Leno served as Executive Vice President, Finance and Corporate Services and Chief Financial Officer at Zimmer Holdings, Inc. and Chief Financial Officer positions at Arrow Electronics, Inc., Corporate Express, Inc. and Coram Healthcare. Previously, he held a variety of senior financial positions at Baxter International, Inc. and American Hospital Supply Corporation. He was the Chairman of the Board of Directors and of the Audit Committee of Zest Dental Solutions until it was acquired in 2018. He also previously served on the Boards of Directors and the Audit Committees of Omnicare and TomoTherapy, Inc. and served on the Board of Directors of Endotronix, Inc. Mr. Leno served as a Lieutenant in the United States Navy and is a Vietnam veteran. He holds a Bachelor of Science in Accounting from Northern Illinois University and a Master of Business Administration from Roosevelt University. Mr. Leno was chosen as a Director because of his financial expertise and industry background.

Julie McHugh is a Director and the Chairperson of the Compensation Committee, serving on the Board since January 2017. Ms. McHugh brings over 30 years of experience in the pharmaceutical, biotech and medical devices industries. She recently served as Chief Operating Officer of Endo Health Solutions, Inc., where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to that, Ms. McHugh was CEO of Nora Therapeutics, Inc., a venture capital backed biotech startup company focused on developing novel therapies for the treatment of infertility disorders. Previously, she served as Company Group Chairman for the worldwide virology business unit of Johnson & Johnson (“J&J”), and prior to that, she was President of Centocor, Inc., a J&J subsidiary. In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). Prior to joining Centocor, Ms. McHugh led the marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc. Ms. McHugh currently serves on the Board of Directors and as a member of the Nominating and Governance Committee and Audit Committee of Aerie Pharmaceuticals, Inc., on the Board of Directors and as Chairperson of the Nominating and Governance Committee and Audit Committee of Ironwood Pharmaceuticals, Inc., and on the Boards of Directors of New Xellia Group A/S and Trevena Pharmaceuticals, Inc. Ms. McHugh also serves as a member of the Strategic Advisor Board for HealthCare Royalty Partners. She previously served on the Board of Directors of the Biotechnology Industry Organization, the New England Healthcare Institute, the Pennsylvania Biotechnology Association, EPIRUS Pharmaceuticals, Inc. and ViroPharma Inc. Ms. McHugh received a Master of Business Administration from St. Joseph’s University and a Bachelor of Science from Pennsylvania State University. Ms. McHugh was chosen as a Director because of her strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Gary J. Pruden is a Director and a member of the Audit Committee and the Financing and Strategy Committee, serving on the Board since February 2018. Mr. Pruden has over 30 years of experience in the global healthcare industry. Most recently, Mr. Pruden held a number of senior commercial leadership positions across both the medical device and pharmaceutical sectors of J&J from 1985 until 2017. In April 2016, Mr. Pruden was appointed as a member of the Executive Committee of J&J, where his official title was Executive Vice President, Worldwide Chairman, Medical Devices. Prior to that, he held roles of increasing responsibility within J&J, serving as Worldwide Chairman in the Medical Devices division from 2015 to 2016, as Worldwide Chairman of Global Surgery Group from 2012 to 2015, as Company Group Chairman of Ethicon, Inc. from 2009 to 2012, as Worldwide President of Ethicon, Inc., a J&J subsidiary, from 2006 to 2009, and as President of the J&J subsidiary, Janssen-Ortho Inc. in Canada, from 2004 to 2006. Mr. Pruden has also served in several capacities, including Chairman of Technology & Regulatory Committee and Executive Committee Member, with the Advanced Medical Technology Association, a medical device trade association. Mr. Pruden currently serves on the Board of Directors and as a member of the Audit Committee and Compensation Committee of Motus GI Holdings, Inc. Mr. Pruden received his Bachelor of Science in Finance at Rider University, where he later served on the Board of Trustees from 2011 until 2015. Mr. Pruden was selected as a Director because of his strong financial, operational management, international and regulatory background and his extensive experience in the global pharmaceutical industry.

Kenneth J. Pucel is a Director and a member of the Compensation Committee, serving on the Board since February 2018. Mr. Pucel has been an Executive Vice President of Global Operations, Engineering & Lean, at Polaris Industries Inc. since December 1, 2014. There, Mr. Pucel is responsible for all aspects of Polaris manufacturing operations, including production, quality, supply chain, and logistics for Polaris. He is also responsible for all aspects of Research and Development for Polaris Off-Road, On-Road and Defense vehicles. Previously, Mr. Pucel was with Boston Scientific, a global provider of medical solutions, where he held positions of increasing responsibility, most recently as Executive Vice President of Global Operations, Quality and Technology from 2012 through 2014, and as a member of Boston Scientific’s Executive Committee from 2004 through 2014. Mr. Pucel holds a Bachelor of Science in Mechanical Engineering with a focus on Biomedical Engineering from the University of Minnesota. Mr. Pucel was selected as a Director because of his strong operational management background and extensive experience in manufacturing, supply chains and distribution.

Dr. Frederick Robertson is a Director and a member of the Audit Committee and the Chairperson of the Nominating and Corporate Governance Committee, serving on the Board since March 2016. Dr. Robertson has been a Venture Partner at Baird Capital since 2011 and retired from the Anesthesiology Faculty at the University of Wisconsin School of Medicine and Public Health in 2018. Previously, Dr. Robertson held the role of Chief Executive Officer and Director of TomoTherapy Inc. before that company was acquired in 2011. Prior to joining TomoTherapy, Dr. Robertson served in a variety of roles in the medical field, including President and Chief Executive Officer of GE Marquette Medical Systems and later as Chief Clinical Officer of GE Medical Systems, as well as management positions with Marquette Medical Systems, including President and Chief Executive Officer. He serves on the Board of Directors of the University of Wisconsin Foundation, the Morgridge Institute for Research, Alpha Source, Inc. and Zurex Pharma, Inc. Dr. Robertson received his Master of Business Administration from San Diego State University and earned his M.D. from University of Wisconsin Medical School. Dr. Robertson was chosen as a Director because of his extensive experience as a physician and as an executive, board member and investor in companies across the healthcare industry.

Dr. Derace Schaffer is a Director and a member of the Compensation Committee and the Nominating and Corporate Governance Committee, serving on the Board since March 2016. Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments. He has also been a Clinical Professor of Radiology at both the University of Rochester Medical College as well as the Weill Cornell Medical College. Additionally, he serves as a member of the Board of Directors of private companies Medical Tracking Solutions, Inc., Partners Imaging, National Spine Centers LLC and Catalyst OrthoScience LLC. Previously, Dr. Schaffer served as Vice Chairman and Chief Executive Officer of Healthcare Acquisition Corp. from April 2005 to August 2007. He has served as Chairman of several healthcare companies, including Radiologix, Inc., of which he was the founder. Prior to that, he served as Chief Executive Officer and Chairman of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer held the role of director on many healthcare boards of directors, including several health systems, and has been a founder of more than two dozen companies, both public and private, over the past 30 years. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident, and is a member of the Alpha Omega Alpha Honor Medical Society. Dr. Schaffer was chosen as a Director because of his extensive experience as a radiologist and physician and as a serial entrepreneur, founder, executive, board member and investor in companies across the healthcare industry.

Dr. James H. Thrall is a Director and a member of the Nominating and Corporate Governance Committee, serving on the Board since February 2018. Dr. Thrall currently holds the Distinguished Juan M. Taveras Professorship of Radiology at Harvard Medical School, having also served as Chairman of the Department of Radiology at the Massachusetts General Hospital from 1988 until 2013. Previously, Dr. Thrall served as Chairman of Radiology at the Henry Ford Hospital between 1983 and 1988, where he also served as a Physician Trustee and held the position of Vice Chairman of the Board of Governors of the Henry Ford Medical Staff. Dr. Thrall is a member of the National Academy of Medicine and has served in leadership and board of directors positions at many U.S. and international medical and professional societies. Dr. Thrall received his M.D. from the University of Michigan in 1968 and trained in Radiology and Nuclear Medicine at the Walter Reed Army Medical Center, Washington, D.C. Dr. Thrall returned to the University of Michigan in 1975 and was promoted to Professor in 1981. Dr. Thrall was chosen as a Director because of his extensive experience in nuclear medicine and radiology, including in connection with imaging modalities and the development and use of innovative new technologies, including artificial intelligence.

Mary Anne Heino has served as our President and Chief Executive Officer and as a Director since August 2015. She previously served as our Chief Operating Officer, a position she held from March 2015 until August 2015, and as our Chief Commercial Officer, a position she held from April 2013 (when she joined the Company) until March 2015. Ms. Heino brings 30 years of diverse pharmaceutical industry experience to the Board. Prior to joining Lantheus, Ms. Heino led Angelini Labopharm LLC and Labopharm USA in the roles of President and Senior Vice President of World Wide Sales and Marketing from February 2007 to March 2012. From May 2000 until February 2007, Ms. Heino served in numerous capacities at Centocor, Inc., a J&J company, including as Vice President, Strategic Planning and Competitive Intelligence, Vice President, Sales, Executive Director, Customer Relationship Management and Senior Director, Immunology Marketing. Ms. Heino began her professional career with Janssen Pharmaceutica as a Sales Representative in June 1989 and worked her way up to the role of Field Sales Director in 1999. Ms. Heino received her Master in Business Administration from the Stern School of Business at New York University. She earned a Bachelor of Science in Nursing from the City University of New York and a Bachelor of Science in Biology from the State University of New York at Stony Brook. Ms. Heino was chosen as a Director because of her role as President and Chief Executive Officer, which gives her an extensive understanding of our business and operations, and because of her strong commercial experience in the pharmaceutical industry.

Robert J. Marshall, Jr. joined Lantheus as Chief Financial Officer and Treasurer in September 2018. Mr. Marshall brings to the Company more than 30 years of finance experience, including in mergers and acquisitions, capital markets and investor relations. Prior to joining Lantheus, Mr. Marshall spent 16 years with Zimmer Biomet Holdings, Inc., a global medical device company with a leading position in musculoskeletal health. He held various senior leadership roles, including Vice President, Investor Relations and Corporate Treasurer, and most recently as Vice President, Americas Finance, for the U.S., Canadian and Latin American commercial markets. Prior to Zimmer Biomet, Mr. Marshall was employed with Brown & Williamson Tobacco, a subsidiary of British American Tobacco, p.l.c., in Louisville, Kentucky, where he held several positions of increasing responsibility. Mr. Marshall holds a Master of Business Administration from Indiana University, South Bend, and a Bachelor of Business Administration in Finance from the University of Notre Dame. He also holds the CFA designation.

John Bolla joined Lantheus as Senior Vice President of Technical Operations in May 2018. In this role, he is responsible for leading the company’s supply chain, manufacturing, operations, engineering and facilities functions. He brings to the role more than 22 years of diverse supply chain, operations and manufacturing experience in the pharmaceutical industry. Prior to joining Lantheus, Mr. Bolla spent 20 years at GlaxoSmithKline plc (“GSK”), a global branded pharmaceutical company. He held various senior leadership roles, including Vice President, Supply Chain, North America, where he was responsible for leading all manufacturing, supply planning, logistics and distribution for GSK’s largest global market. He also held senior roles as Vice President and Site General Manager for a large GSK manufacturing facility in the U.S., as well as Vice President and Global Head of External Supply and Global Contract Manufacturing. He has also served in multiple senior Procurement leadership roles at GSK. Mr. Bolla holds a Bachelor of Science in Business Administration/Accounting from The University of Central Florida.

Michael Duffy has served as our Senior Vice President, Law and Public Policy since 2018, as our Senior Vice President, Strategy and Business Development from October 2015 to 2018 and as our General Counsel and Secretary since January 2008. From 2002 to 2008, he served as Senior Vice President, General Counsel and Secretary of Point Therapeutics, Inc., a Boston-based biopharmaceutical company. Between 1999 and 2001, Mr. Duffy served as Senior Vice President, General Counsel and Secretary of Digital Broadband Communications, Inc., a competitive local exchange carrier. From 1996 to 1999, Mr. Duffy served as Senior Vice President, General Counsel and Secretary of ETC w/tci, a sub-portfolio of TCI Ventures, Inc./Liberty Media Corporation. Mr. Duffy began his legal career with the law firm Ropes & Gray and holds law degrees from the University of Pennsylvania and Oxford University and a Bachelor of Arts degree in History of Science from Harvard College. From 2013 to 2015, Mr. Duffy also served as the Chairman of the Board of Directors of CORAR, the Council on Radionuclides and Radiopharmaceuticals, a trade association for the radiopharmaceutical industry.

Sarah Le Roy has served as our Senior Vice President, Human Resources since April 2018, having previously served as our Vice President, Human Resources since joining the Company in January 2018. From 2014 to 2017, she served as Executive Vice President, Organizational Strategy, of Fike Corporation, a multinational manufacturer of industrial life safety solutions based in Blue Springs, Missouri. From 2011 to 2014, she served as Vice President, Head of Talent Management and Co-head of the High Performance Team Practice for Linkage Inc., a Boston based leadership development consultancy. Ms. Le Roy brings to the company more than 20 years of experience serving as a results-focused Human Resources leader for global companies across a variety of industries, including Goldman Sachs and Russell Reynolds Associates. Ms. Le Roy holds a Master of Business Administration from the Massachusetts Institute of Technology’s Sloan School of Management and a Bachelor of Arts from Williams College.

Etienne Montagut joined Lantheus as Senior Vice President, Corporate Development in September 2018. Mr. Montagut brings to the Company more than 20 years of commercial, portfolio management and business development and licensing experience. Prior to joining Lantheus, Mr. Montagut spent the last six years with GE Healthcare, part of the General Electric family of companies, and a leading provider of medical imaging, monitoring, biomanufacturing, and cell and gene therapy technologies. He held various senior leadership roles at GE Healthcare, including General Manager, Global SPECT Portfolio & Director of Cardiology, Executive, Global Product Leader SPECT Neurology & Cardiology, and most recently as Executive, General Manager Molecular Imaging Greater China. Prior to GE Healthcare, from 2000 to 2012, Mr. Montagut worked at Ipsen, a global specialty-driven biopharmaceutical group focused on innovation and specialty care. While at Ipsen, Mr. Montagut held both commercial and corporate positions, including Corporate Commercial Development, Business Development & Licensing and Portfolio Management. Mr. Montagut holds a Master of Business Administration from Imperial College, London, and a Master of Business Intelligence from EGE in Paris.

Dr. Cesare Orlandi has served as our Chief Medical Officer since March 2013. Dr. Orlandi brings more than 30 years of diverse pharmaceutical industry experience. Prior to joining Lantheus, Dr. Orlandi served from January 2012 until February 2013 as Senior Vice President and Chief Medical Officer of TransTech Pharma, Inc., a clinical stage pharmaceutical company focused on discovery and development of human therapeutics. From 2007 until 2011, Dr. Orlandi served as Senior Vice President and Chief Medical Officer of Cardiokine, Inc., a specialty pharmaceutical company developing hospital products for cardiovascular indications. From 1998 until 2007, Dr. Orlandi served, among other positions, as Vice President, Global Clinical Development of Otsuka Pharmaceuticals, a large Japanese pharmaceutical company. Earlier in his career, Dr. Orlandi served in increasing roles of clinical research responsibility at Medco Research, Inc. and the Radiopharmaceutical Division of The DuPont Merck Pharmaceutical Company, a predecessor organization to Lantheus, and The Upjohn Company. Dr. Orlandi received his medical degree from the University of Pavia Medical School in Pavia, Italy. He is currently an Adjunct Assistant Professor of Medicine at Tufts University School of Medicine in Boston, Massachusetts, and he is a founding member of the American Society of Nuclear Cardiology and a Fellow of the American College of Cardiology, the European Society of Cardiology and the American Society of Nuclear Cardiology. Dr. Orlandi also serves as a member of the Board of Directors of the American Heart Association of Greater Boston.

Dr. Simon Robinson has served as our Senior Vice President, Research and Pharmaceutical Development since April 2018, having previously served as our Vice President, Research and Pharmaceutical Development since February 2010. Dr. Robinson was our Senior Director, Discovery Research from 2008 to 2010 and our Director, Discovery Biology and Veterinary Sciences from 2001 to 2008. Prior to joining us, he held research positions at Bristol-Myers Squibb, Sphinx Pharmaceuticals, BASF and DuPont Pharmaceuticals. Dr. Robinson has more than 90 publications and is listed as an inventor on more than 20 U.S. patents. He holds a Ph.D. and Bachelor of Science in Pharmacology from the University of Leeds, England and performed his post-doctoral training at the University of Wisconsin Clinical Cancer Center.

Carol Walker has served as our Senior Vice President, Quality since April 2018, having previously served as our as our Vice President, Quality since February 2015. Ms. Walker brings more than 30 years of industry experience in quality and medical technology primarily in the medical device area. Prior to joining Lantheus, Ms. Walker served as Vice President of Quality for Intelligent Medical Devices, Inc. from 2012 to 2015. Previously she held a number of successive Quality management roles at Siemens Healthcare Diagnostics (formerly Bayer Healthcare Diagnostics), including Vice President, Quality Assurance from 2007 to 2011 and Director, Quality Assurance from 2001 to 2007. Ms. Walker received a Bachelor of Science degree in Medical Technology from the Rochester Institute of Technology.

Board of Directors and Committees

The Board is responsible for overseeing the management of our business and is currently comprised of ten directors, each of whom is elected to serve in his or her position until his or her next election and until his or her successors are duly elected and qualified.

Our Charter divides the Board into three classes, with one class being elected at each Annual Meeting of Stockholders. Each director serves a three-year term, with terms staggered according to class.

The current members of the Board and the committees of the Board, each director’s class and the term of appointment are shown in the table below:

Name	Board of Directors	Class	Expiration of Term at Annual Meeting of Stockholders	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Financing and Strategy Committee
Brian Markison	Chair	III	2021				Chair
James Clemmer	Member	II	2020	Member	Member
Mary Anne Heino	Member	I	2019
Samuel Leno	Member	I	2019	Chair			Member
Julie McHugh	Member	II	2020		Chair
Gary Pruden	Member	III	2021	Member			Member
Kenneth Pucel	Member	III	2021		Member
Dr. Frederick Robertson	Member	II	2020	Member		Chair
Dr. Derace Schaffer	Member	I	2019		Member	Member
Dr. James Thrall	Member	III	2021			Member

Board of Directors and Committee Meetings; Annual Meeting Attendance

In 2018, the Board held seven meetings and acted by written consent in lieu of a meeting one time, the Audit Committee held six meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held six meetings. During 2018, each director attended at least 75% of the total number of meetings held by the Board and those of its committees on which that director served. The non-employee directors of the Company regularly meet in executive session without management following adjournment of the meetings of the Board. Under the Corporate Governance Guidelines and Principles adopted by the Board, the independent Chairperson of the Board presides at those executive sessions, and those executive sessions must occur no less frequently than twice per year.

We have no formal policy with respect to director attendance at our Annual Meetings of Stockholders, however, we encourage all directors to attend. All but one of our then-serving directors attended the 2018 Annual Meeting of Stockholders.

Director Independence

The majority of the Board is comprised of independent directors. In addition, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each comprised entirely of directors meeting the requirements of the Sarbanes-Oxley Act and the Nasdaq audit, compensation and nominating and corporate governance committee independence requirements, as applicable.

The Board has reviewed its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board has affirmatively determined that each of Messrs. Clemmer, Leno, Markison, Pruden and Pucel, Ms. McHugh and Drs. Robertson, Schaffer and Thrall is an “independent director” under the Nasdaq rules and Exchange Act Rule 10A-3(b)(1) and that none of those directors has relationships with the Company that would interfere with that director’s exercise of independent judgment in carrying out his or her responsibilities as a director of the Company.

Board of Directors Leadership Structure and Over-Boarding Policy

Under our Corporate Governance Guidelines and Principles, the Board currently requires the separation of the offices of the Chairperson of the Board and the Company’s Chief Executive Officer. The Board periodically reviews its leadership structure and may make changes in the future.

Also under our Corporate Governance Guidelines and Principles, the Board currently prohibits a director from serving on more than five total public company boards (including our Board) and, if the director is the chief executive officer of a public company, then he or she may serve on no more than two other public company boards (other than his or her own).

Our written Corporate Governance Guidelines and Principles adopted by the Board are available in the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Board of Directors Role in Risk Oversight

The Company’s management is primarily responsible for the day-to-day management of the Company. However, the Board believes that oversight of risk management is one of its fundamental responsibilities. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting and compliance programs. The Compensation Committee is responsible for reviewing compensation-related risks. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance programs. The Financing and Strategy Committee is responsible for oversight of the Company’s capital structure and transactional-related risks. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

The Audit Committee is also responsible for reviewing and discussing with our management our policies and processes with respect to risk assessment and risk management. With respect to cybersecurity risks, the Company has made and continues to invest in new services and technologies and provides employee awareness training around phishing, malware and other cybersecurity risks, all in a manner reasonably intended to protect the Company against cybersecurity risks and security breaches.

Board of Directors Committees

The Board has the authority to appoint committees to perform certain management and administrative functions. Currently, the Board has four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Financing and Strategy Committee. The Board has adopted written charter for each committee, copies of which are available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board in overseeing:

•	the integrity of our financial statements;

•	our systems of internal control over financial reporting and disclosure controls and procedures;

•	our independent auditors’ qualifications, engagement, compensation and independence;

•	the performance of our independent auditors and our internal audit function;

•	our legal and regulatory compliance; and

•	our related person transaction policy.

The Audit Committee is currently composed of Messrs. Clemmer, Leno and Pruden and Dr. Robertson, and Mr. Leno serves as the Chairperson. The Board has affirmatively determined that each of the current members of the Audit Committee meets the definition of “independent director” for the purposes of serving on the Audit Committee under the SEC and Nasdaq rules and has “financial sophistication” as defined under the Nasdaq rules. In addition, the Board has determined that Mr. Leno meets the definition of “Audit Committee Financial Expert,” as that term is defined by the SEC in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The primary purpose of the Compensation Committee is to assist the Board in overseeing:

•	our management compensation policies and practices;

•	the determination and approval of the compensation of our executive officers and other members of senior management;

•	the review, approval and administration of our incentive compensation policies and programs; and

•	the review, approval and administration of our equity compensation programs.

The Compensation Committee is currently composed of Ms. McHugh, Messrs. Clemmer and Pucel and Dr. Schaffer, and Ms. McHugh serves as the Chairperson. The Board has affirmatively determined that each of the current members of the Compensation Committee meets the definition of “independent director” for purposes of serving on the Compensation Committee under SEC and Nasdaq rules.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to:

•	oversee our corporate governance guidelines and principles;

•	review the overall corporate governance of the Company and recommend to the Board improvements when necessary;

•	identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; and

•	assist the Board in overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board compensation and recommendations of the Board.

The Nominating and Corporate Governance Committee is currently comprised of Drs. Robertson, Schaffer and Thrall, and Dr. Robertson serves as the Chairperson. The Board has affirmatively determined that that each of the current members of the Nominating and Corporate Governance Committee meets the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under SEC and Nasdaq rules.

Financing and Strategy Committee

The primary purpose of the Financing and Strategy Committee is to:

•	oversee and make recommendations to the Board about the strategic plan of the Company;

•	review and make recommendations to the Board about strategic transactions;

•	oversee the financing activities of the Company; and

•	review and make recommendations to the Board about the financing plans, strategies and instruments of the Company.

The Financing and Strategy Committee is currently composed of Messrs. Leno, Markison and Pruden, and Mr. Markison serves as the Chairperson.

Code of Ethics

We have codes of business conduct and ethics that are applicable to all of our employees, including our principal executive, financial and accounting officers and our controller, or persons performing similar functions, and all of the non-employee directors on the Board. Our Company Code of Conduct and Ethics and Supplemental Code of Ethics is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com. We intend to provide any required disclosure of any amendment to or waiver from any code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions to the extent required by law, on the Corporate Governance section of our Investor Relations website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Board of Directors and Committee Evaluations

Each year, our Board and each committee conduct self-evaluations to evaluate their performance and effectiveness. The Nominating and Corporate Governance Committee recommends to the Board the methodology for those evaluations and oversees their administration. Each member of the Board completes a questionnaire to assess that member’s own performance and the performance of the Board and any applicable committee on which that member serves. The questionnaire seeks answers to questions based both on numerical ratings and qualitative comments. The collective comments and ratings are compiled for and reviewed by the Chairperson of the Nominating and Corporate Governance Committee. The results are discussed with the Board.

Director Nomination Process and Diversity Policy

Each year, the Nominating and Corporate Governance Committee recommends, and the Board proposes, a slate of director nominees to stockholders for election at the Annual Meeting of Stockholders. Stockholders may also nominate directors, as described below.

The Board recognizes the value of appointing individual directors who bring a variety of diverse viewpoints, backgrounds, skills, experiences and expertise to the Board. The Board believes that having a diverse board of directors fosters more productive and beneficial discussions and decision-making processes in support of the Company’s strategic objectives. In 2018, as part of its review of best corporate governance practices, the Board adopted a formal diversity policy. A copy of our diversity policy is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com. Pursuant to our diversity policy, the Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the full Board for approval, potential director candidates. In selecting director candidates, the Nominating and Corporate Governance Committee considers a range of matters of diversity, including race, gender, ethnicity, culture, thought, geography, education and competencies, with the goal of having a Board, which as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. The Nominating and Corporate Governance Committee also considers the results of the Board and committee self evaluations described above, in making its nomination recommendations.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for

Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. The stockholder making the recommendation must follow the procedures and provide the information set forth in our amended and restated bylaws.

Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the attention of the Nominating and Corporate Governance Committee at Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Corporate Secretary. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our amended and restated bylaws and other information reasonably requested by the Company within the timeframe described in our amended and restated bylaws under “Additional Information—Procedures for Submitting Stockholder Proposals.”

Communication with the Board of Directors

Any stockholder or other interested parties that would like to communicate with the Board or any of its committees, the independent directors as a group or any specific member or members of the Board should send those communications to Lantheus Holdings, Inc., 331 Treble Cove Rd., North Billerica, MA 01862, Attention: Corporate Secretary. Communications should specifically indicate for which member or members of the Board or any of its committees the communication is intended. Those communications will generally be forwarded to the intended recipients. However, our Corporate Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

EXECUTIVE COMPENSATION

As an “emerging growth company,” as defined in the JOBS Act, we elected to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as defined in the Exchange Act. This section provides information on the compensation awarded to, earned by or paid to our chief executive officer, our chief financial officer, our two other most highly-compensated executive officers, and our former chief financial officer, in each case, for the year ended December 31, 2018. We refer to these individuals as our named executive officers. For 2018, our named executive officers were:

•	Mary Anne Heino, President and Chief Executive Officer;

•	Robert J. Marshall, Jr., Chief Financial Officer;

•	Michael Duffy, Senior Vice President, Law and Public Policy, General Counsel and Secretary;

•	Cesare Orlandi, Chief Medical Officer; and

•	John W. Crowley, former Chief Financial Officer;

Summary Compensation Table for Fiscal Years 2018 and 2017

The following table sets forth certain information with respect to compensation of our named executive officers for the years ended December 31, 2018 and, if applicable, 2017:

Name Principal Position	Year	Salary ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Mary Anne Heino	2018	665,577	2,318,481	917,500	12,375	3,913,933
President and Chief Executive Officer	2017	629,230	1,891,274	1,173,360	12,150	3,706,014

Robert J. Marshall, Jr. (1)	2018	101,250	599,988	256,163	17,333	974,734
Chief Financial Officer
Michael Duffy	2018	403,632	481,367	300,883	12,375	1,198,257
Senior Vice President, Law & Public Policy, General Counsel and Secretary	2017	391,397	472,078	333,921	12,150	1,209,546

Cesare Orlandi	2018	414,484	494,131	212,593	12,375	1,133,583
Chief Medical Officer	2017	402,802	356,635	281,038	12,150	1,052,625
John W. Crowley	2018	315,490	871,576	—	668,925	1,855,991
Former Chief Financial Officer	2017	366,577	428,194	338,873	12,150	1,145,794

(1)

Mr. Marshall commenced employment with us on September 24, 2018. The amounts included in this table include the amounts awarded to, earned by and paid to Mr. Marshall for the portion of 2018 during which he was employed by us.

(2)

The dollar amounts in the stock awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of restricted stock awards (“RSAs”) subject to time-based vesting and RSAs subject to performance-based vesting (“PSAs”), excluding the effect of estimated forfeitures and, for PSAs, based on the probable achievement of applicable performance conditions. The aggregate grant date fair value of PSAs granted in 2018, if applicable performance conditions were achieved at maximum levels, would be $1,900,013 for Ms. Heino, $394,494 for Mr. Duffy, $404,954 for Dr. Orlandi and $461,265 for Mr. Crowley. The aggregate grant date fair value of PSAs granted in 2017, if applicable performance conditions were achieved at maximum levels, would be $1,315,516 for Ms. Heino, $328,336 for Mr. Duffy, $212,861 for Dr. Orlandi and $297,804 for Mr. Crowley. The assumptions used to value these awards are described in Note 13 to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2018 and December 31, 2017.

This grant date fair value for stock awards granted in 2018 is higher than for 2017 due, in part, to a change in assumptions used to value those awards and does not necessarily correspond to the actual value that will ultimately be realized by each named executive officer, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting.

For 2018, the amount in the stock awards column for Mr. Crowley also includes the incremental fair value, calculated in accordance with FASB ASC Topic 718, of RSAs that became vested in connection with his separation from the Company. See “Separation Agreement with Mr. Crowley” below for more information.

For 2018, these stock awards consist of: (i) 60,126 RSAs to Ms. Heino, 44,642 RSAs to Mr. Marshall, 12,483 RSAs to Mr. Duffy, 12,814 RSAs to Dr. Orlandi and 14,596 RSAs to Mr. Crowley (for Ms. Heino, Mr. Duffy and Dr. Orlandi, each of these grants vest in three equal installments on each of the first three anniversaries of the grant date of March 5, 2018 and for Mr. Marshall, his grant vests in four equal installments on each of the first four anniversaries of the grant date, in all cases, subject to the named executive officer’s continued employment); and (ii) 60,127 PSAs to Ms. Heino, 12,484 PSAs to Mr. Duffy, 12,815 PSAs to Dr. Orlandi and 14,597 PSAs to Mr. Crowley (each of these grants cliff vest on March 5, 2021, subject to the achievement of specific financial performance targets and generally subject to the named executive officer’s continued employment). The awards granted to Mr. Crowley in 2018 were forfeited upon his separation from the Company.

For 2017, these stock awards consist of: (i) 65,975 RSAs to Ms. Heino, 16,468 RSAs to Mr. Duffy, 9,336 RSAs to Dr. Orlandi, and 14,937 RSAs to Mr. Crowley (each of these grants vest in three equal installments on each of the first three anniversaries of the grant date of February 23, 2017, subject to the named executive officer’s continued employment); and (ii) 79,169 PSAs to Ms. Heino, 19,762 PSAs to Mr. Duffy, 11,203 PSAs to Dr. Orlandi and 17,924 PSAs to Mr. Crowley (each of these grants cliff vest on February 23, 2020, subject to the achievement of specific financial performance targets and generally subject to the named executive officer’s continued employment).

(3)

The Compensation Committee awarded cash incentive compensation under the Executive Leadership Team Incentive Bonus Plan to: (i) Ms. Heino, Mr. Marshall, Mr. Duffy and Dr. Orlandi in the amounts of $797,500, $256,163, $271,550 and $185,926, respectively, for achieving certain specified adjusted earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) and individual performance goals for 2018; and (ii) Ms. Heino, Mr. Duffy, Dr. Orlandi and Mr. Crowley in the amounts of $783,360, $238,588, $194,371 and $243,540, respectively, for achieving certain specified adjusted EBITDA and individual performance goals for 2017. The amounts reported for 2018 reflect the annual cash incentive compensation paid in 2019 for 2018 performance, and the amounts reported for 2017 reflect the annual cash incentive compensation paid in 2018 for 2017 performance, in each case, under the Executive Leadership Team Incentive Bonus Plan.

Also reported for 2018 and 2017 for Ms. Heino, Mr. Duffy, Dr. Orlandi and Mr. Crowley are amounts accrued under our 2016 long-term cash incentive plan (the “Cash LTIP”), based on the achievement of applicable performance goals. These amounts are: (i) $120,000, $29,333 and $26,667 for Ms. Heino, Mr. Duffy and Dr. Orlandi, respectively, for 2018; and (ii) $390,000, $95,333, $86,667 and $95,333 for Ms. Heino, Mr. Duffy, Dr. Orlandi and Mr. Crowley, respectively, for 2017, in each case, as described under “Cash LTIP” below.

(4)

For 2018, the amounts reflect (i) matching contributions to our defined contribution retirement plan of $12,375 for each of Ms. Heino, Mr. Duffy and Dr. Orlandi; (ii) relocation expenses of $17,333 for Mr. Marshall; and (iii) severance payments to Mr. Crowley as part of his separation from the Company, as further described below, plus matching contributions to our defined contribution retirement plan of $12,375 for Mr. Crowley. For 2017, the amounts reflect matching contributions to our defined contribution retirement plan of $12,150 for Ms. Heino, Mr. Duffy, Dr. Orlandi and Mr. Crowley.

Elements of Compensation

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing our long-term value and supporting strategic initiatives. Total compensation and other benefits for our named executive officers primarily consist of the following elements:

•	base salary;

•	annual cash incentive;

•	long-term cash incentives;

•	long-term equity incentives; and

•	other broad-based benefits.

In 2018, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consulting firm, to assist it in evaluating the Company’s executive competitive compensation practices, including the identification of an appropriate peer group of publicly traded companies for executive compensation comparison purposes, reviewing data from peer group proxy statements and relevant market data from the Radford Life Sciences Survey on each element of executive and non-employee director compensation, developing guidance for each element, and reviewing the appropriateness of the recommendations submitted by management. Pearl Meyer received instruction directly from the Chairperson of the Compensation Committee.

We generally target the market fiftieth (50th) percentile for each element of compensation, as presented by Pearl Meyer in its market analysis based on the peer group and survey data described above. Our President and Chief Executive Officer assisted in developing, and presented to the Compensation Committee for its review and approval, management’s recommendations for our compensation program and specific compensation for her direct reports, including our other named executive officers.

Base Salary

The base salaries of our named executive officers as of December 31, 2018 are as follows:

Name	Base Salary
Mary Anne Heino	$675,000
Robert J. Marshall, Jr.	$405,000
Michael Duffy	$407,000
Cesare Orlandi	$418,000

Annual Cash Incentives

Our 2018 Executive Leadership Team Incentive Bonus Plan, which the Compensation Committee adopted at the beginning of 2018, was intended to reward executive officers, including our named executive officers, for achieving corporate performance goals (i.e., a specified adjusted EBITDA target, which generally aligned to the Company’s publicly announced financial guidance) and individual performance goals, unique to each executive’s position.

For 2018, each of our named executive officers had a target annual incentive payout amount, expressed as a percentage of that named executive officer’s base salary. For 2018, these target annual incentive payout amounts were 85% for Ms. Heino, 55% for Mr. Marshall and 50% for Mr. Duffy and Dr. Orlandi, and was 55% for Mr. Crowley. The actual amount that each of our named executive officers received under our 2018 Executive Leadership Team Incentive Bonus Plan for 2018 is reported in the “Summary Compensation Table.”

For 2019, our Compensation Committee adopted the 2019 Executive Leadership Team Incentive Bonus Plan (the “2019 Executive Bonus Plan”), payouts under which are based on achievement of new corporate performance goals (i.e., specified Net Revenue, Adjusted EPS and Free Cash Flow targets) and individual performance goals, again unique to each executive’s position. For these compensation purposes, the corporate performance metrics are defined as follows, and are derived from the Company’s financial statements, subject to any adjustments approved by the Board:

•	by “Net Revenue,” we mean total revenue net of rebates and allowances;

•

by “Adjusted EPS,” we mean consolidated net income of the Company, net of tax, but excluding share-based compensation expense, amortization of acquired intangible assets, asset impairment charges, restructuring charges, other charges associated with permitted acquisitions, charges and gains associated with product or business line discontinuance, changes in contingent purchase price, legal settlements and other one-time, non-recurring charges which do not represent ongoing costs to the business; and

•	by “Free Cash Flow,” we mean cash provided by operating activities, less cash used for capital expenditures.

The Compensation Committee selected these particular measures of corporate performance to align our compensation program with our annual external financial guidance, and because the Compensation Committee believes that: (i) our long-term success depends on our ability to drive sustainable Net Revenue growth; (ii) Adjusted EPS is a key indicator of our operational performance and profitability and is the basis on which stockholders calculate growth expectations; and (iii) Free Cash Flow focuses management on generating cash, which can then be deployed in a disciplined manner to create shareholder value.

For 2019, the corporate performance metrics will be weighted as follows: Net Revenue, 40%; Adjusted EPS, 30%; and Free Cash Flow, 30%. Failure to attain a threshold level of any of the corporate performance metrics will preclude any payout for the corresponding portion of the bonus payable under the 2019 Executive Bonus Plan. Attainment of each performance metric is calculated independently.

Cash LTIP

Our Cash LTIP rewarded executive officers, including our named executive officers, for achieving certain specified, long-term financial, corporate and strategic performance goals, including certain annual revenue levels and operational goals. Achievement of performance goals under the Cash LTIP was measured as of September 1, 2017, and February 28, 2019, and cash payment was made after the Compensation Committee determined whether and the extent to which the applicable performance goals were achieved.

In 2016, the Compensation Committee granted Cash LTIP awards to Ms. Heino, Mr. Duffy, Dr. Orlandi and Mr. Crowley with maximum cash payouts of $900,000, $220,000, $200,000 and $220,000, respectively.

As a result of the achievement of certain performance goals in accordance with their terms under the Cash LTIP prior to September 1, 2017, the Company paid $270,000, $66,000, $60,000 and $66,000 to Ms. Heino, Mr. Duffy, Dr. Orlandi and Mr. Crowley, respectively, in the third quarter of 2017. As a result of the achievement of certain of the remaining performance goals in accordance with their terms under the Cash LTIP prior to February 28, 2019, the Company paid $360,000, $88,000 and $80,000 to Ms. Heino, Mr. Duffy and Dr. Orlandi, respectively, in the first quarter of 2019. Because Mr. Marshall joined the Company in 2018, he did not participate in our Cash LTIP.

Long-Term Equity Incentive Awards

General

The Board approved and adopted our 2008 Equity Incentive Plan, our 2013 Equity Incentive Plan and our 2015 Equity Incentive Plan, each of which provides for grants of equity awards, including options to acquire Shares, RSAs, Restricted Stock Units (“RSUs”) subject to time-based vesting, PSAs and RSUs subject to performance-based vesting (“PSUs”). Since 2015, new grants of equity awards can only be made under the 2015 Equity Incentive Plan, as it supersedes our previous plans.

As described below, we have adopted Stock Ownership and Retention Guidelines that impose retention requirements on equity grants made in and after 2019 to non-executive directors and executive officers, including our named executive officers, until that director or executive officer meets his or her required ownership stake.

Time-Based and Performance-Based Annual Equity Awards

Based on the recommendations by its independent consultant, Pearl Meyer, our Compensation Committee has adopted guidelines under which the Company grants annual equity awards to executives, including our named executive officers, consisting of 50% time-based equity awards and 50% performance-based equity awards (assuming target level achievement of applicable performance goals), with an aggregate grant date fair value determined commensurate with the executives’ roles and in recognition of their individual performance during the prior year. In 2018, Ms. Heino was granted 60,126 RSAs and 60,127 PSAs (at target), Mr. Duffy was granted 12,483 RSAs and 12,484 PSAs (at target), Dr. Orlandi was granted 12,814 RSAs and 12,815 PSAs (at target) and Mr. Crowley was granted 14,596 RSAs and 14,597 PSAs (at target). These annual RSAs vest in equal installments on each of the first three anniversaries of the grant date, and these annual PSAs cliff vest on the third anniversary of the grant date, in an amount equal to a percentage of the target number of Shares determined in reference to the extent to which the Company has achieved specified performance goals. Both RSAs and PSAs are also generally subject to the recipient remaining employed at the Company on the vesting date. We believe that the cliff vesting of the PSAs also serves as a meaningful retention tool. This mix of time and performance-based equity incentives is intended to keep us highly-competitive within the executive talent market, while ensuring executives are focused on longer-term organizational performance. In connection with his hire in September 2018, Mr. Marshall was granted 44,642 RSAs, which vest in equal installments on each of the first four anniversaries of the grant date, generally subject to his continued employment with the Company on the applicable vesting date.

In February 2018, in consultation with Pearl Meyer and based on its review of peer group of public companies and other survey data described above, the Compensation Committee changed the performance-based goals used in equity award grants, from revenue and EBITDA, to relative Total Shareholder Return (“rTSR”) of the Company’s common stock, as compared to other companies in the S&P SmallCap Healthcare Index over a three full calendar year performance period, starting with the calendar year in which the grant was made. The adoption of rTSR was intended to ensure management alignment and accountability towards long term shareholder value creation. The Compensation Committee utilized the same equity grant approach in 2019.

The Compensation Committee granted executives rTSR PSAs as part of their annual equity grants in 2018 and rTSR PSUs as part of their annual equity grants in 2019, with each award giving the recipient the right to earn or receive one share of common stock of the Company with respect to each rTSR PSA or PSU (as applicable) awarded, generally subject to the holder’s continued employment with the Company on the vesting date. The relative changes in share prices during the performance period will be measured using the average closing prices during the 30 days preceding the beginning and the end of the performance period. The percentage of the target number of Shares that can vest under the rTSR PSAs and rTSR PSUs, will be as follows:

Company’s TSR Percentile Rank	Vesting Percentage of Target No. of Shares
Below 25th Percentile	0%
25th Percentile	50% (threshold)
50th Percentile	100% (target)
75th Percentile or Above	200% (maximum)

In the event that the Company’s rTSR percentile rank for the performance period falls between any of the thresholds set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between those thresholds.

Treatment of Awards Upon a Change of Control

A change of control of the Company would accelerate the vesting of the unvested equity awards under our plans in certain circumstances as follows:

•

Unvested options, RSAs, RSUs and PSAs granted under our 2015 Equity Incentive Plan vest in full (i) immediately prior to a change of control transaction in which the proceeds are all cash and, (ii) if the acquirer assumes, or substitutes its own equity award for, any such award, upon termination of the grantee’s employment without cause or resignation for good reason within twelve (12) months of that change of control.

•

With respect to unvested rTSR PSAs or PSUs, upon a change of control transaction, the Compensation Committee will determine the extent to which applicable performance criteria have been achieved as of the date of the change of control as if the performance period end date applicable to the rTSR PSAs or PSUs was the date of the change of control and will determine the number of rTSR PSAs or PSUs that will be deemed earned. Earned rTSR PSAs or PSUs will vest in full on the third anniversary of the grant date. The earned rTSR PSAs or PSU will vest immediately if the acquirer assumes, or substitutes its own equity award for, any such award, upon termination of the grantee’s employment without cause or resignation for good reason within twelve (12) months of that change of control

Clawback Under 2015 Equity Incentive Plan

Under our 2015 Equity Incentive Plan, if a participant receives compensation pursuant to an award calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of that compensation, the participant will, upon our written request, forfeit and repay to us the difference between what the participant received and what the participant should have received based on the restated accounting, in accordance with (i) our compensation recovery, “clawback” or similar policy, as may be in effect from time to time, and (ii) any compensation recovery, “clawback” or similar policy made applicable by law, including the Dodd-Frank Act.

Other Benefits

Retirement Plans

We offer a 401(k) qualified defined contribution retirement plan in which our employees, including our named executive officers, are eligible to participate, with a 75% employer match of each participant’s contributions up to 6% of the participant’s eligible compensation. We do not offer any other qualified or non-qualified retirement plans.

Other Benefits

Our welfare and employee-benefit programs are the same for all of our eligible employees, including our named executive officers, and our named executive officers do not receive additional benefits outside of those offered to our other employees.

Nonqualified Deferred Compensation

We do not offer our executives or other employees any nonqualified deferred compensation.

Outstanding Equity Awards at December 31, 2018

The following tables include certain information with respect to equity awards held by our named executive officers as of December 31, 2018, based on a closing stock price of $15.65 on that date:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities of Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(12) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(12) ($)
Mary Anne Heino
Options(1)	44,484	—	—	19.11	04/15/23
RSAs(2)						22,242	348,087	—	—
RSAs(3)						56,750	888,138	—	—
RSAs(4)						132,500	2,073,625	—	—
RSAs(5)						43,986	688,381	—	—
RSAs(6)						60,126	940,972	—	—
PSAs(7)								79,169	1,238,995
PSAs(8)								60,127	940,988

Robert J. Marshall, Jr.
RSA(9)						44,642	698,647

Michael Duffy
Options(10)	24,911	—	—	18.66	08/05/23
RSAs(2)						17,794	278,476	—	—
RSAs(3)						12,375	193,669	—	—
RSAs(4)						31,000	485,150	—	—
RSAs(5)						10,979	171,821	—	—
RSAs(6)						12,483	195,359	—	—
PSAs(7)								19,762	309,269
PSAs(8)								12,484	195,375

Cesare Orlandi
Options(11)	26,690	—	—	21.10	03/04/23
Options(10)	8,896	—	—	18.66	08/05/23
RSAs(2)						7,117	111,381	—	—
RSAs(3)						10,000	156,500	—	—
RSAs(4)						22,500	352,125	—	—
RSAs(5)						6,224	97,406	—	—
RSAs(6)						12,814	200,539	—	—
PSAs(7)								11,203	175,330
PSAs(8)								12,815	200,555

John W. Crowley	—	—	—	—	—	—	—	—	—

(1)	These options were granted to Ms. Heino upon her hire on April 15, 2013. These options were fully vested as of December 31, 2018.
(2)

These RSAs were granted on April 6, 2015. Each of these grants vest in two equal installments on each of the second and fourth anniversaries of the grant date, generally subject to the named executive officer’s continued employment.

(3)

These RSAs were granted to Ms. Heino on August 31, 2015 and Mr. Duffy and Dr. Orlandi on September 1, 2015. Each of these grants vest in four equal installments on each of the first four anniversaries of the grant date, generally subject to the named executive officer’s continued employment.

(4)

These RSAs were granted on April 26, 2016. Each of these grants vest in four equal installments on each of the first four anniversaries of the grant date, generally subject to the named executive officer’s continued employment.

(5)

These RSAs were granted on February 23, 2017. Each of these grants vest in three equal installments on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued employment.

(6)

These RSAs were granted on March 5, 2018. Each of these grants vest in three equal installments on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued employment.

(7)

These PSAs were granted on February 23, 2017. Each of these grants are earned based on the achievement of specified revenue and adjusted EBITDA goals in 2017, 2018 and 2019, as described in further detail under “Long-Term Equity Incentive Awards” above and, to the extent earned, vest on February 23, 2020, subject to the named executive officer’s continued employment. These PSAs are reported assuming the maximum level of achievement of performance targets.

(8)

These PSAs were granted on March 5, 2018. Each of these grants are earned based on the achievement of relative Total Shareholder Return, as described in further detail under “Long-Term Equity Incentive Awards” above and, to the extent earned, vest on March 5, 2021, subject to the named executive officer’s continued employment. These rTSR PSAs are reported assuming the target level of achievement of performance targets.

(9)

These RSAs were granted to Mr. Marshall on October 15, 2018 as part of his offer of employment. This grant is subject to time-based vesting in four equal annual installments on the first four anniversaries of the grant date, generally subject to Mr. Marshall’s continued employment.

(10)	These options were granted to Mr. Duffy and Dr. Orlandi on August 5, 2013. These options were fully vested as of December 31, 2018.
(11)	These options were granted to Dr. Orlandi upon his hire on March 4, 2013. These options were fully vested as of December 31, 2018.
(12)	The market value of unvested RSAs and PSAs was calculated by multiplying the closing price of our common stock on December 31, 2018 ($15.65), by the number of unvested RSAs and PSAs.

Employment Agreements; Severance and Potential Payments

Upon Termination or Change of Control

As of December 31, 2018, Ms. Heino, Mr. Duffy and Dr. Orlandi were each party to an employment agreement that provided severance payments and benefits in the event of a termination of the named executive officer’s employment by the Company without cause (as defined in the applicable agreement) in an amount equal to the sum of (i) the executive’s annual base salary on the date of termination of employment, (ii) a pro rata portion (based upon the percentage of the fiscal year elapsed through the date of the executive’s termination of employment) of a specified percentage of the executive’s base salary (85% for Ms. Heino, 50% for Mr. Duffy, 50% for Dr. Orlandi), which amounts described in clause (i) and (ii) would be payable in substantially equal installments over a 12-month period, and (iii) an amount equal to the Company’s portion of the COBRA premiums for 12 months, in addition to any earned and unpaid bonus for the year preceding termination of employment, earned and unpaid base salary and unreimbursed business expenses. In the event of a termination of the named executive officer’s employment by the Company without cause or resignation by the executive for good reason within 12 months following a change of control (each, as defined in the applicable agreement), the named executives officer would be entitled to the severance described in the preceding sentence, except that the amount described in clause (ii) would be the full bonus amount (i.e., not pro rated for the partial year). In addition, a change of control of the Company would result in the acceleration of the vesting of certain unvested equity awards under our plans in certain circumstances, as described under “Long-Term Equity Incentive Awards” above.

In 2018, the Compensation Committee, working with Pearl Meyer, evaluated our executive compensation practices, including our severance arrangements in comparison to our peer group of public companies and the salary survey information referenced above. The Compensation Committee then recommended, and the Board subsequently authorized, management to implement, modifications to our severance arrangements, including for our current named executive officers. Effective as of January 25, 2019, these modifications have been implemented and apply to our President and Chief Executive Officer and her direct reports at the Senior Vice President level and above, including Mr. Marshall, Mr. Duffy and Dr. Orlandi. In exchange for being bound by certain restrictive covenants and providing a release and waiver in favor of the Company, in the event of a termination without cause or resignation for good reason, these new arrangements provide for the following severance payments and benefits: (i) one times annual base salary, plus a prorated portion of the target annual bonus in effect on the date of separation and an amount equal to the Company’s portion of COBRA premiums for up to 12 months following such termination of employment, in the event that the senior executive is terminated without cause or resigns for good reason other than after a change of control; and (ii) two times annual base salary, plus two times the full-year target annual bonus in effect on the date of separation and an amount equal to the Company’s portion of COBRA premiums for 24 months following such termination of employment, in the event that the senior executive is terminated without cause or resigns for good reason within 12 months of a change of control with all unvested stock options and other equity-based awards also vesting in full (with performance-based equity awards vesting at target levels of achievement).

The table below quantifies the amounts that would have become payable under each named executive officer’s employment agreement and equity award agreements if, on December 31, 2018, a change of control had been consummated and the named executive officer’s employment was terminated without cause or the named executive resigned for good reason under the agreements in place on January 25, 2019, as described above. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid may be different. Factors that could affect these amounts include the timing during the year of any such event, the cost of benefits, the named executive officer’s base salary and our stock price.

Name	Current Salary ($)	Additional Amount Total ($)	Benefits ($)	COC Total ($)
Mary Anne Heino(1)	675,000	8,735,199	28,247	9,438,446
Robert J. Marshall, Jr.(2)	405,000	1,549,147	28,247	1,982,394
Michael Duffy(3)	407,000	2,591,574	28,247	3,026,821
Cesare Orlandi(4)	418,000	2,100,614	19,892	2,538,506

(1)

The Additional Amount for Ms. Heino consists of (i) $1,822,500 in cash severance and (ii) the acceleration of RSAs and PSAs having a market value (based on a closing stock price of $15.65 as of December 31, 2018) of $6,912,699.

(2)

The Additional Amount for Mr. Marshall consists of (i) $850,500 in cash severance and (ii) the acceleration of RSAs and PSAs having a market value (based on a closing stock price of $15.65 as of December 31, 2018) of $698,647

(3)

The Additional Amount for Mr. Duffy consists of (i) $814,000 in cash severance, (ii) the acceleration of RSAs and PSAs having a market value (based on a closing stock price of $15.65 as of December 31, 2018) of $1,777,574.

(4)

The Additional Amount for Dr. Orlandi consists of (i) $836,000 in cash severance, and (ii) the acceleration of RSAs and PSAs having a market value (based on a closing stock price of $15.65 as of December 31, 2018) of $1,264,614.

No compensation is due to our named executive officers upon a change of control that is not followed by a qualifying termination of employment, other than as described above or as required by applicable law.

In addition, each of the severance arrangements with our named executive officers provides for a modified cut-back in the event that adverse tax consequences are imposed on the receipt of parachute payments by the named executive officer pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If any payments or benefits from the Company in the nature of compensation that are paid to or for the named executive officer’s benefit, whether paid or payable pursuant to his or her employment agreement or otherwise (each, a “Payment”), would subject the named executive officer to the excise tax under Section 4999 of the Code, then the Payments will be reduced to the greatest amount of the Payments that can be paid that would not result in the imposition of the excise tax (the “Reduced Amount”). However, if the amount of the Payments the named executive officer would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, then no such reduction will occur.

Separation Agreement with Mr. Crowley

In connection with his separation from the Company in September 2018, Mr. Crowley entered into a separation agreement with the Company under which Mr. Crowley received (i) a cash severance payment of $656,550, representing his annual base salary, target annual bonus and the portion of his cash long-term incentive plan award that had been achieved, (ii) reimbursement for COBRA premiums and up to $25,000 of outplacement benefits for up to twelve months following his separation date, and (iii) accelerated vesting of 40,838 unvested RSAs, subject to transfer restrictions through the original vesting dates of such awards or an earlier change in control, in addition to any amounts required by law or the terms of the Company’s policies and benefit plans. The separation agreement included a confirmation of the restrictive covenants to which Mr. Crowley was subject, including confidentiality, non-competition, non-solicitation, no-hire and invention assignment covenants, and a release of claims in favor of the Company, its affiliates and certain other persons.

Stock Ownership and Retention Guidelines

In February 2019, the Compensation Committee recommended, and the Board approved and adopted, Stock Ownership and Retention Guidelines (“Guidelines”). Under these Guidelines:

•

Our CEO and the executive officers who directly report to her are required to acquire and hold (vested) shares of our common stock in an aggregate value at least equal to a specified multiple of his or her base salary, as determined by his or her position. The multiple ranges from one times base salary for certain of our executive officers, to three times base salary for our CEO.

•	Additionally, our non-employee directors are required to acquire and hold (vested) shares of our common stock in an aggregate amount at least equal to three times their annual Board cash retainer.

Until a director or executive officer achieves his or her required ownership level, he or she is required to retain 50% of all after-tax Shares issued upon (i) exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other Company stock incentive award (such as the RSAs, RSUs, PSAs and PSUs described above). These retention requirements apply to new equity award grants commencing in 2019.

Our executive officers and non-employee directors are required to comply with the Guidelines within five years of when the Guidelines apply to them. As of February 26, 2019, Messrs. Markison, Clemmer and Leno, Ms. McHugh and Drs. Robertson and Schaffer, and Ms. Heino and Mr. Duffy each had already achieved the requirements under the stock ownership guidelines.

A copy of our Stock Ownership and Retention Guidelines is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

DIRECTOR COMPENSATION

For 2018, each of our non-employee directors was eligible to receive the following annual compensation in cash (which is paid quarterly in advance and prorated for partial periods of service) for services as a director and, as applicable, Board committee member:

•	each director receives an annual fee of $50,000, and the Chairperson of the Board receives an additional annual fee of $62,500;

•	each member of the Audit Committee receives an annual fee of $10,000, and the Chairperson of the Audit Committee instead receives an annual fee of $20,000;

•	each member of the Compensation Committee receives an annual fee of $7,500, and the Chairperson of the Compensation Committee instead receives an annual fee of $15,000;

•	each member of the Nominating and Governance Committee receives an annual fee of $4,000, and the Chairperson of the Nominating and Governance Committee instead receives an annual fee of $10,000; and

•	each member of the Financing and Strategy Committee receives an annual fee of $5,000, and the Chairperson of the Financing and Strategy Committee instead receives an annual fee of $7,500.

The Compensation Committee periodically engages Pearl Meyer to review the Company’s outside director compensation program. The review covers the levels of cash and equity retainers that are provided to outside directors, as well as the overall structure of the program, against the same peer group of public companies used for executive compensation benchmarking purposes. The independent consultant makes recommendations to the Compensation Committee for consideration, and the Compensation Committee subsequently recommends any changes to the outside director compensation program for the Board’s approval. After reviewing the results of a compensation study prepared by Pearl Meyer, the Compensation Committee recommended, and the Board approved, an increase to the annual fee for each member of the Nominating and Governance Committee to $5,000 for 2019.

Directors who are employees of the Company do not receive separate or additional compensation for their services as directors or committee members.

In 2018, each non-employee director was granted 7,911 RSAs under our 2015 Equity Incentive Plan. These 2018 awards vested in full on March 5, 2019. On February 26, 2019, each non-employee director was granted 5,353 RSUs under our 2015 Equity Incentive Plan. These 2019 annual equity awards will vest in full on February 26, 2020, generally subject to continued service through that date.

All directors are subject to the Company’s Stock Ownership and Retention Guidelines described above.

Non-employee directors are also entitled to reimbursement for out-of-pocket expenses incurred in connection with rendering those services for so long as they serve as directors.

The following table shows compensation paid to the individuals who served as our non-employee directors in 2018:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brian Markison(3)	116,854	125,000	—	—	241,854
James C. Clemmer(4)	67,500	125,000	—	—	192,500
Samuel Leno(5)	74,213	125,000	—	—	199,213
Julie McHugh(6)	65,000	125,000	—	—	190,000
Gary Pruden(7)	54,775	125,000	—	—	179,775
Kenneth Pucel(8)	48,455	125,000	—	—	173,455
Dr. Frederick Robertson(9)	70,000	125,000	—	—	195,000
Dr. Derace Schaffer(10)	62,343	125,000	—	—	187,343
Dr. James Thrall(11)	46,348	125,000	—	—	171,348

(1)

Ms. Heino does not receive any additional compensation for her service as a director and is not listed in the table above. For information regarding Ms. Heino’s 2018 executive compensation, see “Summary Compensation Table” above.

(2)

The amounts in the stock awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSAs, excluding the effect of estimated forfeitures. The aggregate grant date fair value of RSAs is measured based on the closing fair market value of the our common stock on the date of grant, multiplied by the number of Shares subject to the award granted, for each RSA grant made during the year. This grant date fair value does not necessarily correspond to the actual value that will ultimately be realized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting.

(3)

On March 5, 2018, Mr. Markison was granted 7,911 RSAs. As of December 31, 2018, Mr. Markison held (a) 7,911 unvested RSAs and (b) outstanding options to purchase 58,913 Shares, of which options to purchase 58,913 Shares were vested.

(4)

On March 5, 2018, Mr. Clemmer was granted 7,911 RSAs. As of December 31, 2018, Mr. Clemmer held (a) 7,911 unvested RSAs and (b) outstanding options to purchase 6,993 Shares, of which options to purchase 6,993 Shares were vested.

(5)

On March 5, 2018, Mr. Leno was granted 7,911 RSAs. As of December 31, 2018, Mr. Leno held (a) 7,911 unvested RSAs and (b) outstanding options to purchase 33,871 Shares, of which options to purchase 33,871 Shares were vested.

(6)	On March 5, 2018, Ms. McHugh was granted 7,911 RSAs, respectively. As of December 31, 2018, Ms. McHugh held 7,911 unvested RSAs.
(7)	On March 5, 2018, Mr. Pruden was granted 7,911 RSAs. As of December 31, 2018, Mr. Pruden held 7,911 unvested RSAs.
(8)	On March 5, 2018, Mr. Pucel was granted 7,911 RSAs. As of December 31, 2018, Mr. Pucel held 7,911 unvested RSAs.
(9)	On March 5, 2018, Dr. Robertson was granted 7,911 RSAs. As of December 31, 2018, Dr. Robertson held 7,911 unvested RSAs.
(10)	On March 5, 2018, Dr. Schaffer was granted 7,911 RSAs. As of December 31, 2018, Dr. Schaffer held 7,911 unvested RSAs.
(11)	On March 5, 2018, Dr. Thrall was granted 7,911 RSAs. As of December 31, 2018, Dr. Thrall held 7,911 unvested RSAs.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and named executive officers as a group and (iv) each person known to us to beneficially own more than 5% of our common stock. For our directors and officers, the information is as of the Record Date, February 26, 2019. For other stockholders who own more than 5% of our common stock, the information is as of the most recent Schedule 13G filed by each of those stockholders with the SEC.

Beneficial ownership of Shares is determined under rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

Percentage of beneficial ownership is calculated in part based on 38,628,501 Shares outstanding as of February 26, 2019. Shares subject to RSAs that are currently vested or that will vest within 60 days of the date of this proxy statement, and stock options currently exercisable or exercisable within 60 days of the date of this proxy statement, are deemed to be outstanding and beneficially owned by the person holding those RSAs and options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated, the address for each holder listed below is c/o Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership
Directors and Named Executive Officers
Brian Markison(1)	151,027	*
James Clemmer(1)	55,627	*
Samuel Leno(1)	82,048	*
Julie McHugh(1)	14,752	*
Dr. Frederick Robertson(1)	41,641	*
Dr. Derace Schaffer(1)	51,641	*
Dr. James Thrall(1)	7,911	*
Gary Pruden(1)	7,911	*
Kenneth Pucel(1)	7,911	*
Mary Anne Heino(2)	354,628	*
Michael Duffy(3)	98,598	*
Cesare Orlandi(4)	54,218	*
Robert J. Marshall Jr.(5)	—	*
John W. Crowley(6)	64,057	*
All Directors and Named Executive Officers as a Group (14 persons)(7)	991,970	2.6%
5% Stockholders
Black Rock, Inc.(8)	5,540,296	14.4%
Wellington Management Co. LLP(9)	2,674,989	6.9%
The Vanguard Group(10)	2,362,948	6.1%

*	Represents beneficial ownership of less than 1% of our outstanding Shares.
(1)	Does not include 5,353 unvested RSUs held by each Director.
(2)	Does not include 399,351 unvested RSAs, RSUs and PSAs held by Ms. Heino.
(3)	Does not include 90,683 unvested RSAs, RSUs and PSAs held by Mr. Duffy.
(4)	Does not include 68,483 unvested RSAs, RSUs and PSAs held by Dr. Orlandi.
(5)	Does not include 64,588 unvested RSAs, RSUs and PSAs held by Mr. Marshall.
(6)	Based on shares held by Mr. Crowley upon separation with the Company on September 28, 2018.
(7)	Does not include 671,282 unvested RSAs, RSUs and PSAs held by our directors and named executive officers as a group.
(8)

Based solely on Amendment No. 1 to Schedule 13G filed on January 31, 2019 by Blackrock, Inc. In that filing, Blackrock, Inc. reports sole voting power with respect to 5,464,971 Shares and sole dispositive power with respect to 5,540,296 Shares, and reports that not more than 5% of Shares is owned by any one client subject to the investment advice of Blackrock, Inc. Also in that filing, Blackrock, Inc. lists its address as 55 E. 52nd Street, New York, New York 10055.

(9)

Based solely on Amendment No. 3 to Schedule 13G filed on February 12, 2019 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington”). In that filing, (i) Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each report shared voting power with respect to 2,674,989 Shares and shared dispositive power with respect to 2,674,989 Shares and (ii) Wellington Management Company LLP reports shared voting power with respect to 2,616,506 Shares and shared dispositive power with respect to 2,616,506 Shares. In that filing, Wellington also reports that (a) all of these Shares are owned of record by clients of one or more of the following of its investment advisors: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisers”), (b) none of those clients owns more than 5% of Shares, except for Wellington Trust Company, NA, (c) Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers, (d) Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers, (e) Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP and (f) Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Also in that filing, Wellington lists its address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(10)

Based solely on a Schedule 13G filed on February 12, 2019 by The Vanguard Group. In that filing, The Vanguard Group reports sole voting power with respect to 75,084 Shares, shared voting power with respect to 2,200 Shares, shared dispositive power with respect to 72,236 Shares and sole dispositive power with respect to 2,290,712 Shares, and reports that not more than 5% of Shares is owned by any one client subject to the investment advice of The Vanguard Group. Also in that filing, The Vanguard Group lists its address as The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, certain executive officers and persons who beneficially own more than 10% of the Company’s Shares, to file reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. We assist our directors and executive officers with their Section 16(a) filings. Based solely on a review of reports filed with the SEC and written representations from directors and executive officers, we believe that all required reports under Section 16(a) with respect to those persons were timely filed during 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

This section describes certain relationships and related person transactions between us or our subsidiaries, on the one hand, and our directors, director nominees, executive officers, holders of more than 5% of our voting securities and certain related persons of any of the foregoing, on the other hand, since January 1, 2018.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by applicable law, including indemnification of expenses, such as attorneys’ fees, judgments, penalties, fines and settlement amounts, actually and reasonably incurred by the director or executive officer in any action or proceeding, including, without limitation, all liability arising out of negligence or active or passive wrongdoing by that officer or director, in any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, in each case, subject to certain exceptions. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, executive officers, employees or agents in which indemnification would be required or permitted. We believe these indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Policies for Approval of Related Person Transactions

We have a written policy relating to the approval of related person transactions pursuant to which the Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees and executive officers, (ii) any 5% record or beneficial owner of Shares or (iii) any immediate family member of any person specified in (i) or (ii) above. Management, under the oversight of the Audit Committee, is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions, and the Audit Committee is primarily responsible for determining, based on the facts and circumstances, whether we have, or a related person has, a direct or indirect material interest in the transaction.

As set forth in our related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the approval or ratification of the transaction. However, that member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

PROPOSAL 2:

Amendment to 2015 Equity Incentive Plan

We are seeking stockholder approval to amend the Lantheus Holdings, Inc. 2015 Equity Incentive Plan (as amended to date, the “2015 Equity Incentive Plan”) to increase the number of Shares reserved for issuance under the 2015 Equity Incentive Plan by an additional 825,000 Shares. We are not seeking stockholder approval of any other changes to the 2015 Equity Incentive Plan.

We believe that our continuing ability to offer equity incentive awards under the 2015 Equity Incentive Plan is critical to our ability to attract, motivate and retain key individuals who are critical to our long term success, particularly as we grow and in light of the highly-competitive market for talent in which we operate.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. As such, the Board has approved the amendment to the 2015 Equity Incentive Plan to increase the number of Shares available thereunder, subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendment to the 2015 Equity Incentive Plan to increase the number of Shares available thereunder will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment to 2015 Equity Incentive Plan will not take effect and our 2015 Equity Incentive Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2015 Equity Incentive Plan. The remainder of this discussion, when referring to the 2015 Equity Incentive Plan, refers to the amended 2015 Equity Incentive Plan as if this proposal was approved by our stockholders, unless otherwise specified or the context otherwise references the 2015 Equity Incentive Plan prior to this proposed amendment.

Background

The 2015 Equity Incentive Plan was initially adopted in June 2015 with an initial Share reserve of 2,415,277 Shares, which was increased by 2,140,000 Shares in April 2016 and by an additional 1,200,000 Shares in April 2017 following Board and stockholder approvals. In February 2019, in order to implement additional best corporate governance and compensation practices, our Compensation Committee approved another amendment to the 2015 Equity Incentive Plan to:

•	prohibit the payment of dividends or other distributions accruing on unvested equity awards prior to the time the underlying award vests; and

•

provide a minimum 12-month period to elapse before any portion of unvested equity awards can vest (subject to certain exceptions, including for a death, disability, change of control, terminations of employment in connection with a change of control and otherwise for up to 5% of the Shares reserved for issuance).

The February 2019 amendment (a copy of which is included on page A-27 of Appendix A), which applies to all new equity awards granted after its adoption, is currently effective and not subject to stockholder approval.

Any Shares subject to outstanding awards under the 2015 Equity Incentive Plan that expire or are otherwise forfeited to the Company (other than Shares withheld by the Company to satisfy exercise price or tax withholding payment obligations) become available again for future grant under the 2015 Equity Incentive Plan.

As of March 1, 2019, taking into account our expected 2019 grants, approximately 1,341,200 Shares remain available for grant under the 2015 Equity Incentive Plan. The Board believes that additional Shares are necessary to meet the Company’s currently anticipated equity compensation needs for approximately the next two years following the Annual Meeting. This estimate is based on a forecast that takes into account the anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates.

Reasons for Voting for the Proposal

Long-Term Equity is a Key Component of our Compensation Objective

•

Delivering competitive equity value to our management team is essential to attracting and retaining the quality of talent required for us to achieve our financial, operating and strategic objectives. We compete for this talent with a significant number of biotechnology, pharmaceutical and other life sciences companies in Massachusetts that offer substantial equity grant programs. We strongly believe that hiring and retaining key talent is very much in the interests of our stockholders.

•

Equity awards incentivize our employees to manage our business as owners, aligning their interests with the long-term interests of our stockholders. Equity awards, the value of which depend on our stock performance and which require continued service and/or performance over long periods of time before any value can be realized, help achieve these objectives and are a key element of our compensation program.

•	Equity awards allow us to preserve our cash resources.

•	We believe that, for investors, a combination of equity and cash compensation optimizes the Company’s valuation and properly incentivizes executives by linking their pay to Company performance.

•

If we do not obtain stockholder approval to increase the available pool, the Company anticipates that it will have an insufficient number of Shares to make equity-based compensation a meaningful part of our employees’ and officers’ overall compensation. As such, the Company believes its ability to retain and attract talented employees will be adversely affected.

Our Company is Committed to the Effective Utilization of Shares

•	The Compensation Committee has engaged Pearl Meyer, an independent compensation consulting firm, to assist us in our periodic evaluation of market competitive practices and optimal share utilization.

•

In February 2018, following consultation with Pearl Meyer, the Compensation Committee changed the performance metrics under our equity compensation program from specified revenue and adjusted EBITDA performance goals, to rTSR goals. This change was intended to better align management’s interests with the long-term interests of stockholders and to manage our limited share reserve under our 2015 Equity Incentive Plan, while taking into account competitive compensation practices.

•

In determining the amount of Share increase requested by this proposal, our Board considered the historical number of equity awards granted by the Company in the past three years, as described in the following table:

Year	Stock Options Granted	Time- Based RSAs Granted	PSAs Granted (at Target)(1)	PSAs Earned	Total Number Of Shares Granted	Weighted Average Common Shares Outstanding	Time-Based RSAs Granted and PSAs Earned Share Grant Rate	Total Share Grant Rate
2018	0	647,850	206,896	0	854,746	38,233,292	1.69%	2.24%
2017	0	395,146	303,495	0	698,641	37,276,366	1.06%	1.87%
2016(2)	0	1,364,000	0	0	1,364,000	32,043,904	4.26%	4.26%

(1)   Assuming full achievement of the Company’s performance goals, the maximum portion of the 2017 PSAs and 2018 PSAs that would vest is 120% and 200%, respectively, of the target number of PSAs.

(2)   Due to the Company’s low stock price in 2016, the Company needed to grant a relatively greater number of Shares to deliver a comparable value of equity awards to grantees.

Our 2015 Equity Incentive Plan is consistent with principles of good corporate governance

The Board believes that the 2015 Equity Incentive Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

•	No Evergreen Share Pool. The 2015 Equity Incentive Plan does not include an “evergreen” share pool that would increase the number of Shares available without stockholder approval.

•

No Discounted Stock Options or SARs. All stock option and stock appreciation rights awards under the 2015 Equity Incentive Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

•	No Repricing. Other than in connection with a change of control or dilutive events, the 2015 Equity Incentive Plan prohibits any repricing of stock options or stock appreciation rights.

•

No Liberal Share Recycling. Shares underlying stock options and other awards issued under the 2015 Equity Incentive Plan will not be recycled into the Share pool if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award.

•

Minimum Vesting Periods. New awards under the 2015 Equity Incentive Plan are subject to a minimum 12-month vesting period (subject to certain exceptions, including for a death, disability, change of control, terminations of employment in connection with a change of control and otherwise for up to 5% of the Shares reserved for issuance).

•	No Dividends on Unvested Awards. Dividend and dividend equivalents may not be paid on a current basis on unvested awards.

•

No Single-Trigger Change of Control Acceleration. Awards under the 2015 Equity Incentive Plan do not automatically accelerate upon a change of control (except for awards granted to non-employee directors that have one-year time-based vesting).

The 2015 Equity Incentive Plan Requires Additional Shares to Meet our Forecasted Needs

We expect to grant equity awards representing approximately 631,000 Shares during 2019 (representing approximately 1.6% of our outstanding Shares as of March 1, 2019). We anticipate limited forfeitures and cancellations under the 2015 Equity Incentive Plan, consistent with our previous history. Forfeitures of awards under our previous equity plans cannot be credited to replenish the Shares available for grant under the 2015 Equity Plan.

As a result, the Board, based on the recommendation of the Compensation Committee, concluded that increasing the number of Shares available for issuance under our 2015 Equity Incentive Plan would provide the Company with the ability to undertake the flexible and balanced approach of using equity and cash compensation as needed to help us retain and motivate employees, which furthers stockholder interests.

Summary of the 2015 Equity Incentive Plan

The following is a summary of the material features of the 2015 Equity Incentive Plan. The summary is qualified in its entirety by the 2015 Equity Incentive Plan as set forth in Appendix A.

Administration

The 2015 Equity Incentive Plan is administered by the Compensation Committee or another committee of the Board, comprised of no fewer than two members of the Board who are appointed by the Board to administer the plan, or, subject to the limitations set forth in the 2015 Equity Incentive Plan, the Board (the appropriate body is referred to as the “Committee”). Subject to the limitations set forth in the 2015 Equity Incentive Plan, the Committee has the authority to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the 2015 Equity Incentive Plan and adopt sub-plans and rules for the administration, interpretation and application of the 2015 Equity Incentive Plan.

Reservation of Shares

Subject to adjustments as described below, the maximum aggregate number of Shares that may be issued pursuant to awards granted under the 2015 Equity Incentive Plan, as amended, will be equal to 6,580,277 (including the 825,000 additional Shares proposed to be added pursuant to the amendment to the 2015 Equity Incentive Plan as set forth in this Proposal 2); provided, that no more than 20% of the Shares may be granted as incentive stock options within the meaning of Section 422 of the Code. Any Shares issued under the 2015 Equity Incentive Plan will consist of authorized and unissued Shares or treasury shares.

In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to common stock, or any merger, reorganization, consolidation, combination, spin-off, stock purchase, or other similar corporate change or any other change affecting common stock, equitable adjustments will be made to the number and kind of Shares available for grant, as well as to other maximum limitations under the 2015 Equity Incentive Plan, and the number and kind of Shares or other terms of the awards that are affected by the event.

Share Counting

Awards that are required to be paid in cash pursuant to their terms will not reduce the Share reserve. To the extent that an award granted under the 2015 Equity Incentive Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer Shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the Shares, the Shares retained by or returned to us will (i) not be deemed to have been delivered under the 2015 Equity Incentive Plan, (ii) be available for future awards under the 2015 Equity Incentive Plan, and (iii) increase the Share reserve by one Share for each Share that is retained by or returned to us. Notwithstanding the foregoing, Shares that are (x) withheld from an award or separately surrendered by the participant in payment of the exercise or purchase price or taxes relating to such an award or (y) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right will be deemed to constitute delivered shares, will not be available for future awards under the 2015 Equity Incentive Plan and will continue to be counted as outstanding for purposes of determining whether award limits have been attained. If an award is settled in cash, the number of Shares on which the award is based will not count toward any individual Share limit, but will count against the annual cash performance award limit. Awards assumed or substituted for in a merger, consolidation, acquisition of property or stock or reorganization will not reduce the Share reserve.

Eligibility

Awards under the 2015 Equity Incentive Plan may be granted to any of our employees, directors, consultants or other personal service providers or any of the same of our subsidiaries. The plan allows grants to consultants and other personal service providers, however, this has not been the Company practice.

Stock Options

Stock options granted under the 2015 Equity Incentive Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a Share on the date of the grant of the option. The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The maximum term of an option will be 10 years from the date of grant.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, or, to the extent permitted by the Committee, and set forth in an award agreement, (ii) in Shares, (iii) through an open-market broker-assisted transaction, (iv) by reducing the number of Shares otherwise deliverable upon the exercise of the stock option, (v) by combination of any of the above methods or (vi) by any other method approved by the Committee must pay any required tax withholding amounts. All options generally are nontransferable.

Subject to the anti-dilution adjustment provisions and the change in control provisions of the 2015 Equity Incentive Plan, without the prior approval of our stockholders, neither the Committee nor the Board will (a) cancel a stock option in exchange for cash or another award when the exercise price per Share under such stock option then exceeds the fair market value of one Share, (b) cause the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of that stock option or (c) otherwise approve any modification to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or other principal exchange on which our common stock is then listed.

Stock Appreciation Rights

A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a Share on the date of settlement or exercise over the base price of the right, multiplied by the number of Shares as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date of grant. The Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in Shares or in a combination of both. All stock appreciation rights generally are nontransferable.

Subject to the anti-dilution adjustment provisions and the change in control provisions of the 2015 Equity Incentive Plan, without the prior approval of our stockholders, neither the Committee nor the Board will (a) cancel a stock appreciation right in exchange for cash or another award when the base price per Share under that stock appreciation right then exceeds the fair market value of one Share, (b) cause the cancellation, substitution or amendment of a stock appreciation right that would have the effect of reducing the base price of that stock appreciation right or (c) otherwise approve any modification to a stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or other principal exchange on which our common stock is then listed.

Restricted Stock Awards (RSAs)

RSAs represent Shares that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee, and vesting may be accelerated in certain circumstances, as determined by the Committee. RSA holders will not be entitled to dividends or other distributions, if at all, until underlying Shares have vested and, unless otherwise set forth in an award agreement, will not have any of the other rights of a stockholder (including, the right to vote), unless and until those Shares vest. Any dividends with respect to an RSA that is subject to performance-based vesting will be subject to the same restrictions on transfer and vesting requirements as the underlying RSA. Until the applicable restrictions are removed or have expired, all RSAs are generally nontransferable.

Restricted Stock Units (RSUs)

RSUs provide the participant the right to receive a payment based on the value of a Share. RSUs may be subject to vesting requirements, restrictions and conditions to payment. RSUs may vest based solely on the continued service of the participant for a specified time period. In addition, RSUs may be denominated as PSUs and may vest in whole or in part based on the attainment of specified performance goals established by the Committee. The vesting of RSUs and PSUs may be accelerated in certain circumstances, as determined by the Committee. RSU and PSU awards will become payable to a participant at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. RSU and PSU awards are payable in cash or in Shares or in a combination of both. RSUs and PSUs may be granted together with a dividend equivalent right with respect to the Shares subject to the award. Dividend equivalent rights will be paid at such time as is determined by the Committee in its discretion (including without limitation at the times paid to stockholders generally or at the times of vesting or payment of the RSU or PSU. Dividend equivalent rights will be subject to forfeiture under the same conditions as apply to the underlying RSUs or PSUs. All RSUs and PSUs are generally nontransferable.

Cash Performance Awards

A performance award is denominated in a cash amount (rather than in Shares) and is payable based on the attainment of pre-established business and/or individual performance goals. The requirements for payment may be also based upon the continued service of the participant during the performance period, and vesting may be accelerated in certain circumstances, as determined by the Committee. All cash performance awards are generally nontransferable. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all cash performance awards and all other awards that are actually paid or settled in cash is limited to $2.0 million.

Effect of Change in Control

Upon the occurrence of a change in control, as defined in the plan as a “change of control event” under Section 409A of the Code, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the applicable award agreement, the Committee is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of our outstanding awards (if we are the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including, with respect to economic value) for outstanding awards; (iii) accelerated exercisability, vesting and/or payment; and (iv) if all or substantially all of our outstanding Shares transferred in exchange for cash consideration in connection with that change in control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or any other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of that period, those stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Committee.

Forfeiture

The Committee may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the 2015 Equity Incentive Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to our business or reputation. Unless otherwise provided by the Committee and set forth in an award agreement, if (i) a participant’s service is terminated for “cause” or (ii) after termination of service for any other reason, the Committee determines in its discretion either that, (A) during the participant’s period of service, the participant engaged in an act which would have warranted termination from service for “cause” or (B) after termination, the participant engaged in conduct that violates any continuing obligation or duty of the participant set forth in any executive or restrictive covenant agreement to which the participant is a party in favor of us or any of our subsidiaries, that participant’s rights, payments and benefits with respect to that award may be subject to cancellation, forfeiture and/or recoupment.

Right of Recapture; Parachute Payments

If a participant receives compensation pursuant to an award calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of that compensation, the participant will, upon our written request, forfeit and repay to us the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with (i) our compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the Dodd-Frank Act.

Notwithstanding anything to the contrary contained in the 2015 Equity Incentive Plan, in the event the receipt of all payments or distributions by us in the nature of compensation to or for a participant’s benefit, whether paid or payable pursuant to this plan or otherwise (a “Payment”), would subject the participant to the excise tax under Section 4999 of the Code, the Payments will be reduced to the greatest amount of the Payments that can be paid and would not result in the imposition of the excise tax (the “Reduced Amount”), however, if the portion of the Payments the participant would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, no such reduction will occur.

Tax Withholding

We have the power and the right to deduct or withhold automatically from any amount deliverable under an award or otherwise, or require a participant to remit to us, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2015 Equity Incentive Plan. With respect to required withholding, participants may elect (subject to our automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the 2015 Equity Incentive Plan, in whole or in part, by the methods described in the 2015 Equity Incentive Plan applicable to the payment of the exercise price in connection with stock option exercises.

Starting in 2019, we are requiring certain senior executives to cover tax liabilities resulting from the vesting of their equity awards pursuant to sell-to-cover transactions under 10b5-1 plans to, among other things, conserve cash that the Company must remit to tax authorities that it would otherwise fund from cash on hand.

Deferrals of Payment

The Committee may in its discretion permit participants in the 2015 Equity Incentive Plan to defer the receipt of payment of cash or delivery of Shares that would otherwise be due by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award or an election to receive Shares (in lieu of compensation otherwise payable in cash) on a deferred basis in accordance with the terms of the 2015 Equity Incentive Plan; provided, however, that discretion will not apply in the case of a stock option or stock appreciation right.

Trading Policy Considerations

Stock option exercises and other awards granted under the 2015 Equity Incentive Plan is subject to our insider trading policy, Stock Ownership and Retention Guidelines (as described above) and other trading or ownership policy related restrictions, terms and conditions as in effect, from time to time.

Term, Amendment and Termination

The 2015 Equity Incentive Plan, as amended by the amendment described in this proxy statement, will be effective as of the date on which stockholders approve it. The Board may amend, modify, suspend or terminate the 2015 Equity Incentive Plan at any time. However, no termination or amendment of the 2015 Equity Incentive Plan will adversely affect any award granted beforehand without the consent of the participant or the permitted transferee of the award; except as otherwise provided in the 2015 Equity Incentive Plan or determined by the Committee to be necessary to comply with applicable laws. The Board may seek the approval of any amendment by our stockholders to the extent it deems necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of NASDAQ or for any other purpose.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2015 Equity Incentive Plan. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Further, the summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2015 Equity Incentive Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

Stock Options (other than incentive stock options). In general, a participant has no taxable income upon the grant of a non-qualifying stock option (an “NQSO”) but realizes income in connection with the exercise of the NQSO in an amount equal to the excess (at the time of exercise) of the fair market value of the exercised shares over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of incentive stock options (an “ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the fair market value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Stock Appreciation Rights. The grant of a stock appreciation right (a “SAR”) does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

RSAs. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2015 Equity Incentive Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

RSUs. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Compensation resulting from awards made under the 2015 Equity Incentive Plan to our chief executive officer, our chief financial officer and certain other current and former executive officers, to the extent such individual’s aggregate compensation from the Company exceeds $1 million in a given year, generally will be non-deductible to the Company under Section 162(m) of the Code. While our Compensation Committee intend to consider the potential impact of Section 162(m) on awards granted under the plan, we will retain discretionary authority to provide compensation that is not deductible in whole or in part under Section 162(m).

Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company. However, as described above, the 2015 Equity Incentive Plan provides any Payment would be reduced so that no portion of the Payment is non-deductible under Section 280G of the Code unless, after payment of all applicable taxes, including any excise taxes, the amount the participant would receive is greater than the Reduced Amount.

Plan Benefits

Grants under the 2015 Equity Incentive Plan, as proposed to be amended, will be made at the discretion of the Compensation Committee. Because we cannot presently determine the number of Shares underlying, or the timing, types, exercise/base prices or vesting and other provisions of, grants to be made to participants under the 2015 Equity Incentive Plan, as proposed to be amended, it is not possible to determine the value of benefits that may be obtained by directors, executive officers and other employees under the 2015 Equity Incentive Plan.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the 2015 Equity Incentive Plan to increase the number of Shares reserved for issuance under that plan by 825,000 Shares requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on that matter and accordingly will have no effect on the approval of this Proposal 2.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE 2015 EQUITY  INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 825,000 SHARES.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Although stockholder ratification of the appointment of Deloitte is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance.

Representatives of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of Deloitte, then the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of Deloitte, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT

YOU VOTE “FOR” THE RATIFICATION OF DELOITTE AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Deloitte Fees

The following table presents aggregate fees billed to the Company for services rendered by Deloitte during the years ended December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017
Audit fees(1)	$1,331,500	$1,059,355
Audit-related fees(2)	—	196,500
Tax fees(3)	—	—
All other fees(4)	2,615	—

Total	$1,334,115	$1,255,855

(1)

Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements. All other fees consist primarily of the reimbursement of expenses associated with completion of services noted above.

(2)	Audit-related fees are fees related to services performed in connection with our primary and secondary public offerings, including comfort letters, consents and review of documents filed with the SEC.
(3)	Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning services.
(4)	All other fees comprised fees billed for professional services relating to regulatory consulting and a software subscription for an accounting and research tool.

Audit Committee Pre-Approval Policies

The services provided by Deloitte were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm and has determined that the provision of these services has not adversely affected Deloitte’s independence. The Audit Committee approved 100% of the services covered by audit fees, audit-related fees, tax fees and all other similar fees.

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and this information will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference in that filing.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Audit Committee assists in the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence and the performance of the Company’s independent auditors.

The Audit Committee currently consists of Messrs. Leno (Chairperson), Clemmer and Pruden and Dr. Robertson, each of whom is independent under Nasdaq and SEC rules.

The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2018 with the Company’s management and Deloitte. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 13001, as amended “Communications with Audit Committees”, as adopted by the PCAOB.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on that review, discussions and disclosure, the Audit Committee recommended to the Company’s Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee

Samuel Leno (Chair)

James Clemmer

Gary Pruden

Dr. Frederick Robertson

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than November 16, 2019 in order to be included in the our proxy materials for that meeting. These proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our bylaws.

Under our bylaws, stockholder proposals submitted for consideration at our 2020 Annual Meeting, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on December 26, 2019 and not later than the close of business on January 25, 2020. However, if our 2020 Annual Meeting occurs more than 30 days before or 60 days after April 24, 2020, proposals must be delivered not less than 90 days or more than 120 days before the meeting date or, if the first public announcement of the meeting date is less than 100 days prior to the annual meeting date, then no later than the 10th day following the date of the first public announcement of the meeting date.

Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered no earlier than the close of business on the 120th day prior to the special meeting date and not later than the close of business on the latest of the 90th prior to the special meeting or the 10th day following the date of the first public announcement of the meeting date.

Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our bylaws.

Appendix A

2015 Equity Incentive Plan, as amended to date and as proposed to be amended

Appendix A

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

1. Purpose. The purpose of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Accounting Firm” shall have the meaning set forth in Section 15.8(b)(i) hereof.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Stock Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.

“Avista Entity” means Avista Capital Partners, L.P., a Delaware limited partnership, Avista Capital Partners (Offshore), L.P., a Delaware limited partnership, or ACP-Lantern Co-Invest LLC, a Delaware limited liability company.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Combination” shall have the meaning set forth in Section 12.2(b) hereof.

“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof, payable based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Cause” shall have the meaning set forth in Section 13.2(b) hereof.

“Change in Control” shall have the meaning set forth in Section 12.2 hereof.

“Chosen Court” shall have the meaning set forth in Section 15.16 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or, (iii) subject to the terms of the Plan, the Board.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Lantheus Holdings, Inc., a Delaware corporation, and any successor thereto.

“Date of Grant” means, with respect to any Award under the Plan, the date on which such Award is granted by the Committee or such later date as the Committee may specify in the resolutions comprising the corporate action constituting such grant by the Company of such Award to be the effective date of an Award, in each case, in accordance with Section 5.4 hereof.

“Disability” means, unless otherwise set forth in an Award Agreement,

(i) if a Participant has an effective employment agreement or service agreement with the Company or a Subsidiary that defines “Disability” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service, or,

(ii) in the absence of such an effective employment or service agreement or definition, a Participant’s physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents such Participant from performing his or her essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12) month period.

Notwithstanding anything to the contrary contained herein, and solely for purposes of any Incentive Stock Option, “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

“EBITDA” shall have the meaning set forth in Section 10.4 hereof.

“Effective Date” shall have the meaning set forth in Section 16.1 hereof.

“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date of determination hereunder, unless otherwise determined or provided by the Committee in the circumstances, the closing price, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed on such date, or, if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the average of the high and low trading price, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed on the applicable date of determination, or, if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board or the Committee in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Forfeiture Event” shall have the meaning set forth in Section 13.2(a) hereof.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Net After-Tax Receipt” shall have the meaning set forth in Section 15.8(b)(iv)(B) hereof.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Outstanding Company Voting Securities” shall have the meaning set forth in Section 12.2(a) hereof.

“Overpayment ” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

“Parachute Payment Ratio” shall have the meaning set forth in Section 15.8(b)(iv)(C) hereof.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Payment” shall have the meaning set forth in Section 15.8(b)(i) hereof.

“Performance Awards” shall have the meaning set forth in Section 10.2 hereof.

“Performance Criteria” shall have the meaning set forth in Section 10.4 hereof.

“Performance Goals” shall have the meaning set forth in Section 10.5 hereof.

“Performance Stock Unit” means a Restricted Stock Unit denominated as a Performance Stock Unit under Section 9.2 hereof, to be paid or distributed based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means the Lantheus Holdings, Inc. 2015 Equity Incentive Plan as set forth herein, as may be amended and/or amended and restated from time to time.

“Policy” shall have the meaning set forth in Section 13.3(b) hereof.

“Reduced Amount” shall have the meaning set forth in Section 15.8(b)(iv)(A) hereof.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, in each case, as set forth in the Plan and the applicable Award Agreement.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Share Reserve” shall have the meaning set forth in Section 4.1 hereof.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that, with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

“Successor Entity” shall have the meaning set forth in Section 12.2(b) hereof.

“Treasury Regulations” shall have the meaning set forth in Section 15.8 hereof.

“Underpayment ” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, or as may be required by any applicable securities or tax laws, The NASDAQ Global Market, each Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall satisfy the requirements for (i) an “independent director” under rules adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee (as defined in clauses (i) or (ii) of the definition thereof) which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan and to grant Awards, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) subject the provisions of Section 6 hereof, to extend at any time the period in which Stock Options may be exercised, (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the receiving Participant and whether and to what extent the

Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals, (viii) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (ix) make all determinations it deems advisable for the administration of the Plan, to decide all disputes arising in connection with the Plan, and to otherwise supervise the administration of the Plan, (x) to suspend the right to exercise or net exercise any Award during any blackout period that is necessary or desirable to comply with the requirements of applicable securities laws, and to extend the period for exercise of such Award by an equal period of time, (xi) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, and (xii) adopt such procedures and subplans and Award Agreements as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States or as otherwise are necessary or appropriate for the administration and application of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or is a “covered employee” under Section 162(m) of the Code (as determined in accordance with applicable guidance as of the applicable date of determination). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 2,415,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2 Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award, settled in cash or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company; provided, that notwithstanding the foregoing, shares that are (x) withheld from an

Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (y) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right, shall be deemed to constitute delivered shares, shall count against the Share Reserve and not be available for future Awards under the Plan and shall continue to be counted as outstanding for purposes of determining whether any of the Award limits specified in Sections 4.3 or 4.4 have been attained.

4.3 Awards Granted to Eligible Persons Other Than Non-Employee Directors. For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals, and (iv) Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals that are granted to any Eligible Person other than a Non-Employee Director during any calendar year shall be limited to 2,000,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 4.5 hereof). If an Award is settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.3, but shall count against the annual Cash Performance Award limit set forth in Section 10.7.

4.4 Awards Granted to Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Restricted Stock Units and (v) Stock Awards granted to any Non-Employee Director during any calendar year shall be limited to 500,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 4.5 hereof). If an Award is settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.4, but shall count against the annual Cash Performance Award limit set forth in Section 10.7.

4.5 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 4.3 and 4.4 hereof (including the maximum number of shares of Common Stock that may become payable to a Participant provided in Sections 4.3 and 4.4 hereof), (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, (iv) the maximum amount that may become payable to a Participant under Cash Performance Awards provided in Section 10.7 hereof, (v) issue additional Awards or shares of Common Stock, issue dividend equivalent rights or make cash payments to the holders of outstanding Awards, in each case, on such terms and conditions as determined by the Committee, and/or (vi) any other terms of an Award that are affected by the event; provided, that with respect to any Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no adjustment shall be made to the Performance Goals or the manner in which performance will be measured against the Performance Goals, except as otherwise provided in Section 10.6 hereof. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and, (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted, the terms and conditions of such Awards consistent with the terms of the Plan, and to grant any such Awards. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person under the Plan will be represented in an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 15.2 hereof.

5.4 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee in the resolutions comprising such corporate action, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the Award grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. The Committee may accelerate the vesting or exercisability of any Stock Option, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited as set forth in the Award Agreement.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a

Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion and set forth in the Award Agreement, (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable by such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6 Limited Transferability of Nonqualified Stock Options. All Nonqualified Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. The Nonqualified Stock Options and the rights and privileges conferred thereby shall be non-transferable, except as otherwise provided in Section 15.3 hereof.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking such incentive stock options into account in the order in which they were granted.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of employment of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. No Incentive Stock Options granted under the Plan may be granted more than ten (10) years following the date that the Plan is adopted or the date the Plan is approved by the Company’s stockholders, whichever is earlier. The Award Agreement representing any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof and the provisions of Section 12 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (a) cancel a Stock Option previously granted under the Plan in exchange for cash or another Award when the exercise price per share under such Stock Option then exceeds the Fair Market Value of one share of Common Stock, (b) cause the cancellation, substitution or amendment of a Stock Option previously granted under the Plan that would have the effect of reducing the exercise price of such Stock Option or (c) otherwise approve any modification to a Stock Option previously granted under the Plan that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event, in either case, as set forth in the Award Agreement representing such Stock Appreciation Rights. Stock Appreciation Rights and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

7.2 Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited as set forth in the Award Agreement. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee as set forth in the Award Agreement; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason as set forth in the Award Agreement. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option and constitute a single Award. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the Award, including the tandem the Stock Appreciation Right or Stock Option, as a applicable, not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires, in each case, as set forth in the Award Agreement.

7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof and the provisions of Section 12 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (a) cancel a Stock Appreciation Right previously granted under the Plan in exchange for cash or another Award when the base price per share then exceeds the Fair Market Value of one share of Common Stock, (b) cause the cancellation, substitution or amendment of a Stock Appreciation Right previously granted under the Plan that would have the effect of reducing the base price of such Stock Appreciation Right or (c) otherwise approve any modification to a Stock Appreciation Right previously granted under the Plan that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed.

8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with the issuance of any Restricted Stock Award as set forth in the Award Agreement representing such Restricted Stock Award, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable). If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company, as set forth in the Award Agreement.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award and the rights and privileges conferred thereby shall be non-transferable until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder (which may be the Company or an officer of the Company) until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8, the provisions of Section 15.6 hereof, and to the terms of the applicable Award Agreement, the Participant shall not have any rights of a stockholder with respect any of the shares granted to the Participant under a Restricted Stock Award (including, the right to vote or receive dividends and other distributions paid or made with respect thereto) unless and until such shares vest.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code

8.6 Other. Notwithstanding anything to the contrary contained in this Section 8 or any other section of the Plan, with respect to any Restricted Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code.

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit shall be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine and as set forth in the Award Agreement representing such Restricted Stock Units. Restricted Stock Units and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

9.2 Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on such other terms and conditions as approved by the Committee in its discretion. In addition, a Restricted Stock Unit may be denominated as a Performance Stock Unit. The requirements for vesting of a Restricted Stock Unit denominated as a Performance Stock Unit may be based, in whole or in part, on the attainment of pre-established business and/ or individual Performance Goal(s) over a specified performance period designed to meet the requirements for exemption under Section 162(m) of the Code, or otherwise, as approved by the Committee in its discretion and as set forth in the Award Agreement. The Committee may accelerate the vesting of a Restricted Stock Unit, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable). If the vesting requirements of a Restricted Stock Units Award are not satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Units Award are not attained, the Award shall be forfeited, as set forth in the Award Agreement.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee and set forth in the Award Agreement.

9.4 Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which dividend equivalent right may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion and set forth in an Award Agreement. Dividend equivalent rights will be paid at such time as determined by the Committee in its discretion (including without limitation at the times paid to stockholders generally or at the times of vesting or payment of the Restricted Stock Unit) as set forth in an Award Agreement. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units, as set forth in an Award Agreement.

9.5 Other. Notwithstanding anything to the contrary contained in this Section 9 or any other section of the Plan, with respect to any Restricted Stock Units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code

10. Performance Awards and Performance Criteria.

10.1 Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts shall be based on the attainment of specified levels of attainment with respect to the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels or such other terms and conditions as approved by the Committee in its discretion and set forth in an Award Agreement. The requirements for payment may be also based upon the continued Service of the Participant with the Company or any Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. Cash Performance Awards and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

10.2 Establishment of Performance-Based Terms. With respect to Cash Performance Awards and other Awards intended to qualify as “performance based compensation” under Section 162(m) of the Code (collectively, “Performance Awards”), before the 90th day of the applicable performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of such performance period), the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria and the amount and terms of payment/vesting upon achievement of the Performance Goals.

10.3 Award Agreements. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award, including, without limitation, upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable).

10.4 Performance Criteria. For purposes of Performance Awards, the “Performance Criteria” shall be shall be one or any combination of the following, for the Company or any identified Subsidiary, division, or business unit or line, as determined by the Committee at the time of the Award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted net income; (vi) adjusted pretax earnings; (vii) adjusted earnings per share; (viii) adjusted earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ix) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (x) operating margin; (xi) earnings per share; (xii) return on equity; (xiii) return on capital; (xiv) return on investment; (xv) operating earnings; (xvi) working capital; (xvii) ratio of debt to stockholders’ equity; (xviii) revenue; (xix) free cash flow (i.e., EBITDA, less cash taxes, cash interest, net capital expenditures, mandatory payments of principal under any credit facility, and payments under collateralized lease obligations and financing lease obligations) and (xx) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.

10.5 Performance Goals. For purposes of Performance Awards, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.

10.6 Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect non-cash losses or charges, charges for restructurings, non-operating income, the impact of corporate transactions, discontinued operations or financing transactions, severance and recruitment costs, “run rate” savings, costs incurred in establishing new manufacturing sources, specified legal expenses, extraordinary and other unusual or non-recurring items or events and the cumulative effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Performance Awards for the partial performance period.

10.7 Maximum Amount of Cash Performance Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Performance Awards and all other Awards that are actually paid or settled in cash is limited to $2,000,000.

10.8 Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under an Award. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that is otherwise payable to any Participant under a Performance Award.

10.9 Certification. Following the conclusion of the performance period of a Performance Award, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.

10.10 Payment. Upon certification of the Performance Goals for a Performance Award, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, unless otherwise provided in the Award Agreement, Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment

10.11 Other. Notwithstanding anything to the contrary contained in this Section 10 or any other section of the Plan, with respect to any Performance Award, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code.

11. Stock Awards.

11.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past, or in anticipation of future, Services, in lieu of any discretionary bonus or other discretionary cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards shall be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

11.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.3 Elections to Receive Stock in Lieu of Compensation. Subject to Section 409A of the Code and, if applicable, Section 15.4 hereof, upon the request of a Participant and with the consent of the Committee, each such Participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Participant in the form of shares of Common Stock either currently or on a deferred basis in accordance with Section 15.4 hereof.

11.4 Restrictions on Transfers. The right to receive shares of Common Stock on a deferred basis and the rights and privileges conferred thereby shall be non-transferrable, except as provided in Section 15.3 hereof.

12. Change in Control.

12.1 Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable law or unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation any of the following (or any combination thereof):

(a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;

(b) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including, with respect to economic value) for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards);

(c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to or upon the occurrence of such event or upon a termination of employment following such event; and

(d) if all or substantially all of the Company’s outstanding shares of Common Stock are transferred in exchange for cash consideration in connection with such Change in Control:

(i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event) and, at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and

(ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Awards (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or, if there is no such excess, zero.

12.2 Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events:

(a) Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date of the Plan, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Outstanding Company Voting Securities directly from the Company, including without limitation, a public offering of securities, or (ii) any acquisition of Outstanding Company Voting Securities by (x) the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries, or (y)(i) one or more Avista Entities or a “group” (as such term is used in Section 13(d) of the Exchange Act) in which an Avista Entity is a member and, (ii) after such acquisition, one or more Avista Entities holds more than 10% of the outstanding voting securities of the Company or such acquiring Person.

(b) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such Successor Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.

(c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be defined as, and limited to, a “change in control event” as defined under Section 409A of the Code.

13. Forfeiture Events.

13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company. Notwithstanding anything to the contrary, no shares of Common Stock issued or issuable pursuant to Section 11.3 hereof shall be subject to this Section 13 hereof, other than Section 13.3 hereof or the terms or as otherwise may be required pursuant to the terms and conditions of such cash compensation otherwise due to the Participant.

13.2 Termination for Cause.

(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause, or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant set forth in any executive or restrictive covenant agreement with respect to non-competition, non-solicitation, confidentiality, intellectual property or trade secret protection, or any similar agreement to which the Participant is a party in favor of the Company or any Subsidiary (any such event described in clause (i) or (ii), with respect to any Participant, a “Forfeiture Event” with respect to such Participant), then such Participant’s rights, payments and benefits with respect to such an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether, and the date on which, any Forfeiture Event has occurred and whether to exercise the right of recapture provided in Section 13.3 below. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Forfeiture Event with respect to any Participant has occurred, then the Company may suspend such Participant’s rights to exercise, receive any payment under, or vest in any right with respect to, any Award, pending a final determination by the Company of whether such an act has been committed.

(b) Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:

(i) if a Participant has an effective employment agreement, service agreement or other similar agreement with the Company or any Subsidiary that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service; or,

(ii) in the absence of such definition, (A) the Participant’s breach of any fiduciary duty or material breach of any legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders, (B) the Participant’s failure to follow the reasonable instructions of the Board or such Participant’s direct supervisor, which breach, if curable, is not cured within ten (10) business days after notice to such Participant or, if cured, recurs within one hundred eighty (180) days, (C) the Participant’s gross negligence, willful misconduct, fraud, or acts of dishonesty relating to the Company or any of its Affiliates, or (D) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Affiliates or indictment for any felony.

13.3 Right of Recapture.

(a) General. If a Forfeiture Event with respect to a Participant occurs at any time period within one (1) year (or such longer time specified in any Award Agreement or other agreement with a Participant) after the date on which any Award to such Participant is exercised, vests, becomes payable or is paid or the date on which gain or income is otherwise realized in connection with any such Award, then any gain or income realized by the Participant from the exercise, vesting, payment or other realization event in connection with such Award, shall be paid by the Participant to the Company upon written notice from the Company or the Committee, subject to applicable state or local law. Such gain or income shall be determined as of the date or dates on which such gain or income is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall, subject to compliance with Section 409A of the Code, have the right to offset any such gain or income against any amounts otherwise owed to the Participant by the Company or any Subsidiary (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(b) Accounting Restatement. If a Participant receives compensation pursuant to any Award calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, then the Participant will, upon the written request of the Committee, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, and (ii) any compensation recovery, “clawback” or similar policy made applicable by law, including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed, as may be in effect from time to time (clauses (i) and (ii) collectively, the “Policy”). By accepting an Award hereunder, each Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy. Although not required to give effect to the provisions of this Section 13.3(b), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of the Policy.

14. Transfer, Leave of Absence, Etc. For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

15. General Provisions.

15.1 Status of Plan. The Committee may (but shall not be obligated to) authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver stock or make payments with respect to Awards.

15.2 Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement, which may include special terms for non U.S. Participants in a separate appendix, in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock subject to or otherwise underlying the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and shall (or shall be deemed to) incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

15.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7(e) hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

15.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of (a) the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award or (b) an election to receive shares of Common Stock (in lieu of compensation otherwise payable in cash) on a deferred basis pursuant to Section 11.3 hereof; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.5 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

15.6 Rights as Stockholder. Except as may otherwise be provided herein, a Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.5 hereof or as otherwise determined by the Committee, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments, dividend equivalent rights or other similar rights, it being understood that the Committee may provide for the payment of dividends and other distributions to the Participant at such times as paid to the stockholders or at the times of vesting or otherwise set forth in the applicable Award Agreement. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may (a) require that the stock certificates (if any) be held in escrow by the Company (or any of its officers) for any shares of Common Stock, (b) cause the shares of Common Stock to be legended in order to comply with the securities laws or other applicable restrictions or, (c) should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, take such steps to restrict transfer of such shares of Common Stock as the Committee considers necessary or advisable.

15.7 Trading Policy Restrictions. Option exercises and other Awards granted under the Plan shall be subject to the Company’s insider trading policy or other trading or ownership policy-related restrictions, terms and conditions as in effect from time to time.

15.8 Section 409A Compliance and Section 280G.

(a) Section 409A. To the maximum extent possible, it is intended that the Plan and all Awards hereunder are, and shall be, exempt from or otherwise comply with the requirements of Section 409A of the Code, the regulations thereunder promulgated by the United States Department of Treasury (the “Treasury Regulations”) and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment or transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or death) or as soon as administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Section 280G.

(i) Anything in this Plan to the contrary notwithstanding, in the event that the receipt of all payments or distributions by the Company in the nature of compensation to or for a Participant’s benefit, whether paid or payable pursuant to this Plan or otherwise (a “Payment”), would subject the Participant to the excise tax under Section 4999 of the Code, the accounting firm which audited the Company prior to the corporate transaction which results in the application of such excise tax (the “Accounting Firm”) shall determine whether to reduce any of the Payments to the Reduced Amount (as defined below). The Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Participant would have a greater Net After-Tax

Receipt (as defined below) of aggregate Payments if the Participant’s Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, the Participant shall receive all Payments to which Participant is entitled.

(ii) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Participant notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 15.8(b) shall be made as soon as reasonably practicable and in no event later than sixty (60) days following the date of termination or such earlier date as requested by the Company. For purposes of reducing the Payments to the Reduced Amount, such reduction shall be implemented by determining the Parachute Payment Ratio (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts having later payment dates being reduced first. For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Payments with a lower Parachute Payment Ratio. In all cases, the reduction of Payments shall be implemented in a manner that complies with Section 409A of the Code. All other provisions of any agreement embodying the Payments shall remain in full force and effect. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(iii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Participant pursuant to this Agreement or otherwise which should not have been so paid or distributed (the “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Participant pursuant to this Agreement or otherwise could have been so paid or distributed (the “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Participant which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, Participant shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Participant to the Company if and to the extent such payment would not either reduce the amount on which Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Company to or for the benefit of Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

(iv) For purposes hereof, the following terms have the meanings set forth below: (A) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this Section 15.8(b), (B) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Participant with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Participant’s taxable income for the immediately preceding taxable year, or such other rate(s) as Participant certifies, in Participant’s sole discretion, as likely to apply to Participant in the relevant tax year(s), and (C) “Parachute Payment Ratio” shall mean a fraction the numerator of which is the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of the applicable Payment for purposes of Section 280G and the denominator of which is the intrinsic value of such Payment.

15.9 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee, director or other individual service provider of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not (a) reduce the number of shares of Common Stock available for issuance under the Plan, (b) be subject to or counted against whether any of the Award limits specified in Sections 4.3, 4.4 or 10.7 hereof have been attained or (c) replenish the Share Reserve upon the occurrence of any event set forth in Section 4.2 hereof.

15.11 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the Plan, in whole or in part, by the methods described in Section 6.5 hereof with respect to Stock Options or by a method similar to the methods described in Section 6.5 hereof with respect to Awards other than Stock Options (except as otherwise set forth in an Award Agreement).

15.12 Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding any of the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.13 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan or required by applicable law.

15.14 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, assignees, beneficiaries, and legatee(s), as applicable.

15.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.16 Governing Law; Jurisdiction; Waiver of Jury Trial. The Plan and each Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or relate to, the Plan or any Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Each Participant and each party to an Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or be related to, the Plan or any Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with such Award Agreement.

15.17 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine (i) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or (ii) whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated (in the case of this clause (ii), with no consideration paid therefor).

15.18 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code, Section 280G of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

15.19 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

15.20 Awards to Non-U.S. Employees, Non-Employee Directors or Consultants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has employees, Non-Employee Directors, consultants or other personal service providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Subsidiaries or affiliates shall be covered by the Plan;

(b) determine which employees, Non-Employee Directors, consultants or other personal service providers outside the United States are eligible to participate in the Plan;

(c) modify the terms and conditions of any Award granted to employees, Non-Employee Directors, consultants or other personal service providers outside the United States to comply with applicable foreign laws;

(d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and

(e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

Any subplans and modifications to Plan terms and procedures established under this Section 15.20 by the Committee shall be attached to this Plan document as appendices.

16. Term; Amendment and Termination; Stockholder Approval.

16.1 Term. The Plan shall be effective as of the later of (i) the date of adoption by the Board, which date is set forth below, and (ii) the effectiveness of the Form S-8 in connection with the Company’s initial public offering (the “Effective Date”).

16.2 Amendment and Termination. The Committee may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, except as provided in Section 15.8, Section 15.20 or as otherwise determined by the Committee as it deems necessary to comply with applicable laws, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Committee may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of The NASDAQ Global Market or other exchange or securities market or for any other purpose.

This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 25th day of June, 2015.

* * *

Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of April 26, 2016.

WHEREAS, pursuant to Section 16.2 of the Plan, the Board desires to amend Section 4.1 of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have the respective meanings ascribed to them in the Plan.

2.	Amendment. Section 4.1 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 4,555,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.

Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

* * *

Second Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of April 27, 2017.

WHEREAS, pursuant to Section 16.2 of the Plan, the Board desires to amend Section 4.1 of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have the respective meanings ascribed to them in the Plan.

2.	Amendment. Section 4.1 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 5,755,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.

Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

* * *

Third Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is effective as of February 20, 2019.

WHEREAS, pursuant to Section 16.2 of the Plan, the Compensation Committee desires to amend the Plan as set forth below;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have the respective meanings ascribed to them in the Plan.

2.	Amendments.

(a)	Restrictions on Dividend Payments and Other Distributions. A new Section 3.4 of the Plan is hereby inserted, as follows:

Notwithstanding anything to the contrary in this Plan or any Award Agreement, if any rights to dividends or other distributions (including through the grant of dividend equivalent rights) are provided for with respect to an Award, any such dividends or distributions will only be paid or distributed if and when the vesting restrictions of that Award lapse. Any such dividends or other distributions will accumulate without interest until the date upon which the underlying or associated Award becomes vested, and, in any case, any dividend or other distributions accrued with respect to Awards that are forfeited will automatically be forfeited and inure to the benefit of the Company without further consideration or any act or action by the Participant.

(b)	Minimum Vesting/Acceleration Restrictions. A new Section 3.5 of the Plan is hereby inserted, as follows:

Notwithstanding anything to the contrary in this Plan or any Award Agreement, no portion of any Award will vest prior to the first anniversary of the Date of Grant of that Award; provided, that (i) if so provided in an applicable Award Agreement, vesting may accelerate in connection with death, Disability or a Change in Control (or termination of employment occurring in connection with a Change in Control) and (ii) in addition to any amounts that become accelerated under the preceding clause (i), up to five percent (5%) of the Shares authorized for grant pursuant to Section 4.1, as amended from time to time, may be granted without regard to any limitation provided in this Section 3.5.

(c)

Deletion of Provisions Related to Former Sponsor That Are No Longer Applicable. The definition of the term “Avista Entity” in Section 2 of the Plan is hereby deleted in its entirety and Section 12.2(a) of the Plan is hereby amended and restated in its entirety, as follows:

Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date of the Plan, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Outstanding Company Voting Securities directly from the Company, including without limitation, a public offering of securities, or (ii) any acquisition of Outstanding Company Voting Securities by the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.

3.

Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

* * *

Proposed

Fourth Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of April 24, 2019.

WHEREAS, pursuant to Section 16.2 of the Plan, the Compensation Committee desires to amend Section 4.1 of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have the respective meanings ascribed to them in the Plan.

2.	Amendment. Section 4.1 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 6,580,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.

Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

* * *

ANNUAL MEETING OF LANTHEUS HOLDINGS, INC.

Date:	Wednesday, April 24, 2019
Time:	11:00 A.M. (Eastern Time)
Place:	DoubleTree - Bedford Glen, 44 Middlesex Turnpike, Bedford, MA 01730

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1:	To elect three Class I directors to serve until the 2022 Annual Meeting of Stockholders:
01 Mary Anne Heino

02 Samuel Leno

03 Dr. Derace Schaffer

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To approve an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 825,000 shares	☐	☐	☐
		For	Against	Abstain
3:	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2019.	☐	☐	☐
		For	Against	Abstain

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Lantheus Holdings, Inc.

to be held on Wednesday, April 24, 2019

for Holders as of February 26, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/LNTH	866-240-5317

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Mary Anne Heino, Robert J. Marshall, Jr., Michael P. Duffy, Daniel Niedzwiecki and Eric Green and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Lantheus Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

PROXY TABULATOR FOR LANTHEUS HOLDINGS, INC. P.O. BOX 8016 CARY, NC 27512-9903